EXHIBIT 10.1

SILVERLEAF FINANCE V, L.P.,

as Issuer

SILVERLEAF FINANCE V, LLC,

as General Partner

SILVERLEAF RESORTS, INC.,

as Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Backup Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee, Paying Agent, Custodian and Account Intermediary

INDENTURE

Dated as of August 1, 2006

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Exhibit A	Form of Notes
Exhibit B	Form of Investor Representation Letter - Rule 144A
Exhibit C	Reserved
Exhibit D	Form of Monthly Servicer Report
Exhibit E	Servicing Officer’s Certificate
Exhibit F	Reserved
Exhibit G	Form of ROAP Waiver Letter
Exhibit H	List of Silverleaf Executive Management
Exhibit I	Form of Investor Representation Letter - Regulation S
Exhibit J	Form of Transferor Certification - Rule 144A Global Note to Temporary Regulation S Global Note
Exhibit K	Form of Transferor Certification - Rule 144A Global Note to Regulation S Global Note
Exhibit L	Form of Transferor Certification - Regulation S Global Note to Rule 144A Global Note
Exhibit M	Form of Class G Note Investor Representation Letter
Annex A	Standard Definitions
Schedule I	Schedule of Timeshare Loans

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INDENTURE

This INDENTURE, dated as of August 1, 2006 (the “Indenture”), is among SILVERLEAF FINANCE V, L.P., a limited partnership formed under the laws of the State of Delaware, as issuer (the “Issuer”), SILVERLEAF FINANCE V, LLC, a limited liability company formed under the laws of the State of Delaware, as general partner of the Issuer (the “General Partner”), SILVERLEAF RESORTS, INC. (“Silverleaf”), a Texas corporation, in its capacity as servicer (the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”), paying agent (the “Paying Agent”), as custodian (the “Custodian”), as backup servicer (the “Backup Servicer”) and as a securities intermediary with respect to the Trust Accounts (in such capacity, the “Account Intermediary”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its $49,681,000 5.760% Timeshare Loan-Backed Notes, Series 2006-A, Class A (the “Class A Notes”), $21,736,000 5.909% Timeshare Loan-Backed Notes, Series 2006-A, Class B (the “Class B Notes”), $15,525,000 6.456% Timeshare Loan-Backed Notes, Series 2006-A, Class C (the “Class C Notes”), $15,525,000 7.249% Timeshare Loan-Backed Notes, Series 2006-A, Class D, (the “Class D Notes”), $7,763,000 7.793% Timeshare Loan-Backed Notes, Series 2006-A, Class E (the “Class E Notes”), $7,763,000 8.287% Timeshare Loan-Backed Notes, Series 2006-A, Class F (the “Class F Notes,” and $10,092,000 10.000% Timeshare Loan-Backed Notes, Series 2006-A, Class G (the “Class G Notes,” together with the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes, the “Notes”);

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder, the valid recourse obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done; and

WHEREAS, the Servicer has agreed to service and administer the Timeshare Loans securing the Notes and the Backup Servicer has agreed to perform certain servicing duties pursuant to the Backup Servicing Agreement;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the Noteholders, as allows:

GRANTING CLAUSE

To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all of the sums payable under this Indenture and the performance of the covenants contained in this Indenture, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders, all of the Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Issuer from, (i) the Timeshare Loans specified on Schedule I hereto, (ii) any Qualified Substitute Timeshare Loans and Subsequent Timeshare Loans, (iii) the Receivables in respect of each Timeshare Loan due on and after the related Cut-Off Date, (iv) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (v) all Related Security in respect of each Timeshare Loan, (vi) all rights and remedies under the Transfer Agreement, the Loan Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Custodial Agreement and each Subsequent Transfer Agreement, (vii) all amounts in or to be deposited to the Lockbox Account, the Collection Account, the Reserve Account, the Prefunding Account and the Capitalized Interest Account, and (viii) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (collectively, the “Collateral”). Notwithstanding the foregoing, the Collateral shall not include (i) any Timeshare Loan released from the lien of this Indenture in accordance with the terms hereof and any Related Security, Timeshare Loan Documents, income or proceeds related to such released Timeshare Loan, (ii) any amount distributed pursuant to Section 3.4 or Section 6.6 hereof or (iii) any Misdirected Deposits.

Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Note of the same Class and any other Note of the same Class by reason of differences in time of issuance or otherwise, and (ii) the payment of all other sums payable under the Notes and this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of the Noteholders may be adequately and effectively protected as hereinafter provided.

The Custodian shall hold the Timeshare Loan Files in trust, for the use and benefit of the Issuer and all present and future Noteholders, and shall retain possession thereof. The Custodian further agrees and acknowledges that each other item making up the Collateral that is physically delivered to the Custodian will be held by the Custodian in the State of Minnesota or in any other location acceptable to the Indenture Trustee and the Servicer.

The Indenture Trustee further acknowledges that in the event the conveyance of the Timeshare Loans by Silverleaf to the Issuer pursuant to the Transfer Agreement and any Subsequent Transfer Agreement, or by the Seller to the Issuer pursuant to the Loan Sale Agreement, is determined to constitute a loan and not a sale as it is intended by all the parties hereto, the Custodian will be holding each of the Timeshare Loans as bailee of the Issuer; provided, however, that with respect to the Timeshare Loans, the Custodian shall not act at the direction of the Issuer without the prior written consent of the Indenture Trustee.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1 General Definitions.

In addition to the terms defined elsewhere in this Indenture, capitalized terms shall have the meanings given them in the “Standard Definitions” attached hereto as Annex A.

Section 1.2 Compliance Certificates and Opinions.

Upon any written application or request (or oral application with prompt written or telecopied confirmation) by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (a) the Indenture Trustee authenticate the Notes specified in such request, (b) the Indenture Trustee invest moneys in any of the Trust Accounts pursuant to the written directions specified in such request or (c) the Indenture Trustee pay moneys due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Indenture Trustee shall require the Issuer to furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Indenture, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Section 1.3 Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one such document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer delivered to the Indenture Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his/her certificate or opinion is based are erroneous. Any such officer’s certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters is erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such other counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.1(b) hereof.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default or Servicer Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event. For all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of any Default, Event of Default or Servicer Event of Default nor shall the Indenture Trustee have any duty to monitor or investigate to determine whether a default has occurred (other than an Event of Default of the kind described in Section 6.1(a) hereof) or Servicer Event of Default has occurred unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or shall have been notified in writing thereof by the Issuer, the Servicer or any secured party.

Section 1.4 Acts of Noteholders, etc.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(d) By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder for the benefit of such Noteholder; provided that nothing contained in this Section 1.4(d) shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.

Section 1.5 Notice to Noteholders, Waiver.

(a) Where this Indenture provides for notice to Noteholders of any event, or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, via first class mail, or sent by private courier or confirmed telecopy to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears in the Note Register, not later than the interest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of regular mail service or by reason of other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with Section 1.5(a) hereof, of any event or any report to Noteholders when such notice or report required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.6 Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.7 Successors and Assigns.

All covenants and agreements in this Indenture by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.

Section 1.8 GOVERNING LAW; WAIVER OF TRIAL BY JURY.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. UNLESS MADE APPLICABLE IN A SUPPLEMENT HERETO, THIS INDENTURE IS NOT SUBJECT TO THE TRUST INDENTURE ACT OF 1939 AND SHALL NOT BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

SILVERLEAF, ISSUER, GENERAL PARTNER, BACKUP SERVICER AND INDENTURE TRUSTEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SILVERLEAF, ISSUER, GENERAL PARTNER, BACKUP SERVICER AND INDENTURE TRUSTEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE OR EXIST. SILVERLEAF, ISSUER, GENERAL PARTNER, BACKUP SERVICER AND INDENTURE TRUSTEE ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY SILVERLEAF, ISSUER, GENERAL PARTNER, BACKUP SERVICER AND INDENTURE TRUSTEE.

Section 1.9 Legal Holidays.

In any case where any Payment Date or the Stated Maturity or any other date of which principal of or interest on any Note is proposed to be paid shall not be a Business Day then (notwithstanding any other provision of this Indenture or of the Notes) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity or other date on which principal of or interest on any Note is proposed to be paid; provided that, no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity, or any other date on which principal of or interest on any Note is proposed to be paid, as the case may be, until such next succeeding Business Day.

Section 1.10 Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which such executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.11 Inspection.

The Issuer agrees that, on ten Business Days’ prior notice (or one Business Day’s prior notice after the occurrence and during the continuation of an Event of Default or a Service-Event of Default), it will permit the representatives of the Indenture Trustee or any Noteholder during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Issuer hereby authorizes its independent accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Issuer or the performance of and compliance with the covenants and undertakings of the Issuer and the Servicer in this Indenture or any of the other documents referred to herein or therein. Any reasonable expense incident to the exercise by the Indenture Trustee at any time or any Noteholder during the continuance of any Default or Event of Default, of any right under this Section 1.11 shall be borne by the Issuer. Nothing contained herein shall be construed as a duty of the Indenture Trustee to perform such inspection.

Section 1.12 Survival of Representations and Warranties.

The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.

ARTICLE II

THE NOTES

Section 2.1 General Provisions.

(a) Form of Notes. The Notes shall be designated as the “Silverleaf Timeshare Loan-Backed Notes, Series 2006-A”. The Notes, together with their certificates of authentication, shall be in substantially the form set forth in Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as required or are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith, be determined by the officer executing such Notes, as evidenced by such officer’s execution of such Notes.

(b) Denominations. The Outstanding Note Balance of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes which may be authenticated and delivered under this Indenture is limited to $49,681,000, $21,736,000, $15,525,000, $15,525,000, $7,763,000, $7,763,000 and $10,092,000, respectively. The Notes shall be issuable only as registered Notes, without interest coupons, in the denominations of at least $25,000 and in integral multiples of $1,000; provided, however, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.4 hereof of any Note with a remaining Outstanding Note Balance of less than $25,000.

(c) Execution, Authentication, Delivery and Dating. The Notes shall be manually executed by an Authorized Officer of the Issuer. Any Note bearing the signature of an individual who was at the time of execution thereof an authorized Officer of the Issuer shall bind the Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Indenture Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication. The Notes may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication together with an Issuer Order to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Order.

Section 2.2 Global Notes.

Each of the Notes, upon original issuance, shall be issued in the form of one or more book-entry global certificates (the “Global Notes” and each, a “Global Note”) to be deposited with the Indenture Trustee as custodian for The Depository Trust Company, the initial Depository, by or on behalf of the Issuer. The Notes sold to non-U.S. persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S will initially be represented by one or more temporary Global Notes (each, a “Temporary Regulation S Global Note”). Upon the expiration of the Restricted Period, interests in a Temporary Regulation S Global Note will be exchangeable for interests in a permanent Global Note of the same Class (together with a Temporary Regulation S Global Note, a “Regulation S Global Note”). The Notes sold to U.S. Persons which are Qualified Institutional Buyers will be represented by one or more temporary Global Notes (each, a “Rule 144A Global Note”). All Global Notes shall be initially registered on the Note Register in the name of Cede & Co., the nominee of DTC and no Note Owner will receive a definitive note (a “Definitive Note”) representing such Note Owner’s interest in the related Class of Notes, except as provided in Section 2.3 hereof. Unless and until Definitive Notes have been issued in respect of a Class of Notes pursuant to Section 2.3:

(a) the provisions of this Section 2.2 shall be in full force and effect with respect to such Class of Notes;

(b) the Issuer, the Servicer and the Indenture Trustee may deal with the Depository and the Depository Participants for all purposes with respect to such Notes (including the making of distributions on such Notes) as the authorized representatives of the respective Note Owners;

(c) to the extent that the provisions of this Section 2.2 conflict with any other provisions of this Indenture, the provisions of this Section 2.2 shall control; and

(d) the rights of the respective Note Owners of a Class of Notes shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the respective Note Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued in respect of the Notes pursuant to Section 2.3 hereof, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal of, and interest on, the Notes to the Depository Participants

Section 2.3 Definitive Notes.

If (a) the Depository advises the Indenture Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository with respect to the Global Notes and the Issuer is unable to locate a qualified successor, (b) the Issuer, at its sole option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system with respect to any or all Classes of Notes through the Depository, or (c) after the occurrence of an Event of Default, Note Owners evidencing not less than 66-2/3% of the Adjusted Note Balance of such Class of Notes, advise the Indenture Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system with respect to such Class of Notes, respectively, through the Depository is no longer in the best interest of such Note Owners, the Indenture Trustee shall use its best efforts to notify all affected Note Owners through the Depository of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners. None of the Issuer, the Indenture Trustee or the Servicer shall be liable for any delay in delivery of such instructions and may conclusively rely in, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Issuer, the Indenture Trustee, the Note Registrar and the Servicer shall recognize Holders of Definitive Notes as Noteholders hereunder. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes.

Section 2.4 Registration, Transfer and Exchange of Notes.

(a) The Issuer shall cause to be kept at the Corporate Trust Office a register (“Note Register”) for the registration, transfer and exchange of Notes. The Indenture Trustee is hereby appointed “Note Registrar” for purposes of registering Notes and transfers of Notes as herein provided. The names and addresses of all Noteholders and the names and addresses of the transferees of any Notes shall be registered in the Note Register; provided, however, in no event shall the Note Registrar be required to maintain in the Note Register the names of the individual participants holding Notes through the Depository. The Person in whose name any Note is so registered shall be deemed and treated as the sole owner and Noteholder hereof for all purposes of this Indenture and the Note Registrar, the Issuer, the Indenture Trustee, the Servicer and any

agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Note is transferable or exchangeable only upon the surrender of such Note to the Note Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 2.4. Upon request of the Indenture Trustee, the Note Registrar shall provide the Indenture Trustee with the names and addresses of any Noteholders.

(b) Upon surrender for registration of transfer of any Definitive Note, subject to the applicable requirements of this Section 2.4, the Issuer shall execute and the Indenture Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Notes in denominations of a like aggregate denomination as the Definitive Note being surrendered. Each Note surrendered for registration of transfer shall be canceled and consequently destroyed by the Note Registrar. Each new Note issued pursuant to this Section 2.4 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this Section 2.4. All Notes issued upon any registration of transfer or exchange of Notes shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c) The issuance of the Notes will not be registered or qualified under the Securities Act or the securities laws of any state. No resale or transfer of any Note may be made unless such resale or transfer is made in accordance with this Indenture, in minimum denominations of $25,000 and in integral multiples of $1,000, and only if (i) such resale or transfer is in compliance with Rule 144A under the Securities Act, to a person whom the transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A) that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such resale or transfer is being made in reliance upon Rule 144A under the Securities Act and, in the case of the registered holder of a Note, as certified by such registered holder (other than the Initial Purchaser and its initial transferees) in a letter in the form of Exhibit B hereto; (ii) such resale or transfer is in compliance with Regulation S under the Securities Act and, in the case of the registered holder of a Note, as certified by such registered holder (other than the Initial Purchaser and its initial transferees) in a letter in the form of Exhibit I hereto; (iii) after the appropriate holding period, such resale or transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act (if available); or (iv) such resale or transfer is made pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction. Each transferee and each subsequent transferee will be required to notify any subsequent purchaser of such Notes from it of the resale restrictions described above. In addition to any certificates delivered by the beneficial owners of Notes represented by beneficial interests in a Global Note, each Person that purchases or otherwise acquires any beneficial interest in a Global Note shall be deemed, by its purchase or other acquisition thereof, to have represented, warranted and agreed as provided in the legends of such Note and shall be deemed to have made the representations, warranties and covenants set forth with respect to a transferee in the letter attached as Exhibit B or Exhibit I hereto, as applicable. Any purported transfer of a Note not in accordance with this Section 2.4 shall be null and void and shall not be given effect for any purpose hereunder. None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the

Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration.

(d) Global Notes Restrictions. In addition to the applicable provisions of this Section 2.4 and the rules of the Depository, the exchange, transfer and registration of transfer of Global Notes shall only be made in accordance with this Section 2.4(d).

(i) Rule 144A Global Note to Temporary Regulation S Global Note During the Restricted Period. If, during the Restricted Period, a Note Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Temporary Regulation S Global Note, such Note Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Temporary Regulation S Global Note only upon compliance with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”) and in compliance with the provisions of this Section 2.4(d)(i). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Temporary Regulation S Global Note in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certification in the form of Exhibit J hereto given by the Note Owner that is transferring such interest, the Note Registrar shall instruct the Depository to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Temporary Regulation S Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Temporary Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(ii) Rule 144A Global Note to Regulation S Global Note After the Restricted Period. If, after the Restricted Period, a Note Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with all Applicable Procedures and the provisions of this Section 2.4(d)(ii). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Global Note in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certification in the form of Exhibit K hereto given by the Note Owner that is transferring such interest, the Note Registrar shall instruct the Depository, to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(iii) Regulation S Global Note to Rule 144A Global Note. If the Note Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such holder may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note only upon compliance with all Applicable Procedures and the provisions of this Section 2.4(d)(iii). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Rule 144A Global Note in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (C) with respect to a transfer of a beneficial interest in the Regulation S Global Note for a beneficial interest in the related Rule 144A Global Note (i) during the Restricted Period, a certification in the form of Exhibit L hereto given by the Note Owner, or (ii) after the Restricted Period, an Investor Representation Letter in the form of Exhibit B hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Note Registrar shall instruct the Depository to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Regulation S Global Note to be transferred, and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.

(iv) Transfers Within Regulation S Global Notes During Restricted

Period. If, during the Restricted Period, the Note Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Note to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Note Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with all Applicable Procedures and the provisions of this Section 2.4(d)(iv). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) a certification in the form of Exhibit I hereto given by the transferee, the Note Registrar shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

(v) Transfer of Class G Notes. If the Note Owner of an interest in a Class G Note, whether such Class G Note is a Rule 144A Global Note or a Regulation S Global Note, wishes at any time to transfer its beneficial interest in such Note to a Person who wishes to take delivery thereof, such Note Owner may transfer or cause the transfer of such beneficial interest in such Class G Note only upon compliance with, in addition to the applicable transfer restrictions set forth in Sections 2.4(d)(i) through (iv) above, the provisions of this Section 2.4(d)(v). In addition to the applicable transfer restrictions set forth above in Sections 2.4(d)(i) through (iv), the transferee of a Class G Note must deliver to the Note Registrar at its Corporate Trust Office a Class G Investor Representation Letter in the form of Exhibit M hereto in which the transferee represents, warrants and covenants that: (A) it is a “United States person” within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) or is a non-United States person who will hold the Class G Notes in connection with the conduct of a trade or business in the United States and will deliver to the Issuer and Note Registrar a properly executed Form W-8ECI in connection with its acquisition of the Class G Notes and at such other times as reasonably required by the Issuer or Note Registrar or as required by law, (B) is purchasing the Class G Notes, in an authorized denomination, for its own account as the sole beneficial owner, (C) has not acquired, and will not transfer or offer to transfer, the Class G Notes through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of section 7704(b) of the Code, (D) either it is not, for federal income tax purposes, a partnership, grantor trust, or subchapter S corporation (as defined in the Code) (any such entity, a “pass-through entity”) or it is a pass-through entity and less than 50 percent of the value of each beneficial ownership interest in such pass-through entity (including for this purpose any contract or financial instrument the value of which is determined in whole or in part by reference to such pass-through entity (including the amount of distributions, the value of assets, or the result of operations)) is attributable to the Class G Notes, and (E) it agrees and understands that no acquisition or transfer of Class G Notes will be effective, and any such purported acquisition or transfer shall be void ab initio and shall not be recognized by the Issuer or the Note Registrar, if such acquisition or transfer would cause there to be more than 70 beneficial owners of the Class G Notes.

(e) (i) No resale or other transfer of any Note (other than a Class G Note), following its purchase from the Issuer by the Initial Purchaser may be made to any transferee unless (A) such transferee is not, and will not acquire such Note on behalf or with the assets of, any Benefit Plan or (B) no non-exempt “prohibited transaction” under ERISA or section 4975 of the Code or Similar Law will occur in connection with purchaser’s or such transferee’s acquisition or holding of such Note; (ii) no resale or other transfer of any Class G Note may be made to any transferee unless such transferee is not a Benefit Plan Investor; provided, however, that the Class G Notes may be transferred to an insurance company investor purchasing Class G Notes with assets from its general account that represents, warrants and covenants that at the time of acquisition and throughout its holding of the Class G Notes that (A) it is not a Controlling Person, (B) each of the accounts to which the Class G Notes are allocated by such insurance company investor is an insurance company general account (I) that is eligible for and meets the requirements of Prohibited Transaction Class Exemption 95-60 and (II) of which less than 25% of the assets are (or represent) assets of a Benefit Plan Investor, and (C) no non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any Similar Law will occur in connection with the acquisition and holding of the Class G Notes; and (iii) in addition to the applicable provisions of this Section 2.4 and the rules of the Depository, the exchange, transfer and registration of transfer of Global Notes shall only be made in accordance with Section 2.4(c), 2.4(d) and this Section 2.4(e).

(f) No fee or service charge shall be imposed by the Note Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 2.4. The Note Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

(g) None of the Issuer, the Indenture Trustee, the Servicer or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of such Notes without registration or qualification. Any such Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee, the Servicer and the Note Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(h) The Servicer agrees to cause the Issuer, and the Issuer agrees to provide, such information as required under Rule 144A under the Securities Act so as to allow resales of Notes to “qualified institutional buyers” (as defined therein) in accordance herewith.

(i) The Notes represent the sole obligation of the Issuer payable from the Collateral and do not represent the obligations of the Originator, the Servicer, the Backup Servicer, the Indenture Trustee or the Custodian.

Section 2.5 Mutilated, Destroyed, Lost and Stolen Notes.

(a) If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefore a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case the final installment of principal on any such mutilated, destroyed, or stolen Note has become or will at the next Payment Date become due and payable, the Issuer, in its discretion, may, instead of issuing a replacement Note, pay such Note.

(d) Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed as a result of the issuance of such replacement Note.

(e) Every replacement Note issued pursuant to this Section 2.5 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6 Payment of Interest and Principal; Rights Preserved.

(a) Any installment of interest or principal, payable on any Note that is punctually paid or duly provided for by or on behalf of the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note was registered at the close of business on the Record Date for such Payment Date by check mailed to the address specified in the Note Register, or if a Holder has provided wire transfer instructions to the Indenture Trustee at least 5 Business Days prior to the applicable Payment Date, upon the request of a Holder, by wire transfer of federal funds to the account and number specified in the Note Register, in each case on such Record Date for such Person (which shall be, as to each original purchaser of the Notes the account and number specified by such purchaser to the Indenture Trustee in writing, or if no such account or number is so specified, then by check mailed to such Person’s address as it appears in the Note Register on such Record Date).

(b) All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof whether or not such payment is noted on such Note. All payments on the Notes shall be paid without any requirement of presentment, but each Holder of any Note shall be deemed to agree by its acceptance of the same, to surrender such Note at the Corporate Trust Office within thirty (30) days after receipt of the final principal payment of such Note.

Section 2.7 Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the registered Noteholder as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.8 Cancellation.

All Notes surrendered for registration of transfer or exchange or following final payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee may be disposed of in the normal course of its business or as directed by an Issuer Order.

Section 2.9 Noteholder Lists.

The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. In the event the Indenture Trustee no longer serves as the Note Registrar, the Issuer (or any other obligor upon the Notes) shall furnish to the Indenture Trustee at least 5 Business Days before each Payment Date (and in all events in intervals of not more than 6 months) and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.10 Treasury Notes.

In determining whether the Noteholders of the required Outstanding Note Balance of the Notes have concurred in any direction, waiver or consent, Notes held or redeemed by the Issuer or any other obligor in respect of the Notes or held by an Affiliate of the Issuer or such other obligor shall be considered as though not Outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Indenture Trustee knows are so owned shall be so disregarded.

Section 2.11 Notice to Depository.

Whenever notice or other communication to the Holders of Global Notes is acquired under this Indenture, unless and until Definitive Notes have been issued to the related Note Owners pursuant to Section 2.3 hereof, the Indenture Trustee shall give all such notices and communications specified herein to be given to such Note Owners to the Depository.

Section 2.12 Confidentiality.

Each Noteholder, by acceptance of a Note, agrees and covenants that it shall hold in confidence all Confidential Information; provided, however, that any Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, trustees, managers; employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the investment represented by the Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential such information substantially in accordance with the terms of this Section 2.12, (iii) any other Noteholder, (iv) any institutional investor to which such Noteholder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Section 2.12), (v) any federal or state regulatory authority having jurisdiction over such Noteholder, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agencies that requires access to information about such Noteholder’s investment portfolio, (vii) the Rating Agency, (viii) to the extent the information relates to the U.S. Federal income tax treatment of the offering of the notes and any fact that may be relevant to understanding the tax treatment (the “Tax Structure”) and all materials of any kind (including opinions or other tax analyses) that are provided to the Issuer, the Initial Purchaser and each prospective investor relating to such tax treatment and Tax Structure or (ix) any other person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Noteholder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such shareholder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes and the Transaction Documents.

ARTICLE III

ACCOUNTS; COLLECTION AND
APPLICATION OF MONEYS; REPORTS

Section 3.1 Trust Accounts; Investments by Indenture Trustee.

(a) On or before the Closing Date, the Indenture Trustee shall establish in the name of the Indenture Trustee for the benefit of the Noteholders as provided in this Indenture, the Trust Accounts, which accounts (other than the Lockbox Account) shall be Eligible Bank Accounts maintained at the Corporate Trust Office.

Subject to the further provisions of this Section 3.1(a), the Indenture Trustee shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Trust Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Indenture. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.

(b) The Indenture Trustee shall assume that any amount remitted to it in respect of the Collateral is to be deposited into the Collection Account pursuant to Section 3.2(a) hereof unless a Responsible Officer of the Indenture Trustee receives written instructions from the Servicer to the contrary.

(c) None of the parties hereto shall have any right of “set-off” with respect to any Trust Account or any investment therein.

(d) So long as no Event of Default shall have occurred and be continuing, all or a portion of the amounts in any Trust Account (other than the Lockbox Account) shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.1(f) below, each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein and to make Eligible Investments from time to time consistent with the general instructions set forth therein, in each case, in such amounts as such Issuer Order shall specify.

(e) In the event that either (i) the Issuer shall have failed to give investment directions to the Indenture Trustee by 9:30 A.M., New York City time on any Business Day on which there may be uninvested cash or (ii) an Event of Default shall be continuing, the Indenture Trustee shall promptly invest and reinvest the funds then in the designated Trust Account to the fullest extent practicable in those obligations or securities described in clause (d) of the definition of “Eligible Investments”. All investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.1(f) below.

(f) No investment of any amount held in any Trust Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. All income or other gains (net of losses) from the investment of moneys deposited in any Trust Account shall be deposited by the Indenture Trustee in such account immediately upon receipt.

(g) Subject to Section 3.1(d) above, any investment of any funds in any Trust Account shall be made under the following terms and conditions:

(i) each such investment shall be made in the name of the Indenture Trustee, in each case in such manner as shall be necessary to maintain the identity of such investments part of the Collateral; and

(ii) any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee, and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment.

(h) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account resulting from losses on investments made in accordance with the provisions of this Section 3.1 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Indenture Trustee shall at all times remain liable for its own obligations, if any, constituting part of such investments). The Indenture Trustee shall not be liable for any investment or liquidation of an investment made by it in accordance with this Section 3.1 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.

(i) The parties agree that each Trust Account (other than the Lockbox Account) is a “securities account” within the meaning of Article 8 of the UCC and that all property (including without limitation all uninvested funds, securities and other investment property) at any time deposited or carried in or credited to the Trust Accounts (other than the Lockbox Account) shall be treated as “financial assets” within the meaning of Article 8 of the UCC. The Account Intermediary agrees that (A) it is a “securities intermediary” within the meaning of Article 8 of the UCC and will at all times act in such capacity with respect to the Trust Accounts and (B) the Indenture Trustee is the entitlement holder of the Trust Accounts (other than the Lockbox Account). The parties agree that the Account Intermediary shall follow all “entitlement orders” (as such term is defined in Article 8 of the UCC) originated by the Indenture Trustee with respect to the Trust Accounts (other than the Lockbox Account) and all financial assets deposited or carried in or credited to any Trust Account (other than the Lockbox Account). The parties agree that the “securities intermediary’s jurisdiction”, within the meaning of Section 8-110 of the UCC, with respect to security entitlements to financial assets credited to the Trust Accounts (other than the Lockbox Account) shall be the State of New York.

Section 3.2 Establishment and Administration of the Trust Accounts.

(a) Collection Account. The Issuer hereby directs and the Indenture Trustee hereby agrees to cause to be established and maintained an account (the “Collection Account”) for the benefit of the Noteholders. The Collection Account shall be an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “Silverleaf Timeshare Loan-Backed Notes, Series 2006-A―Collection Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Collateral. If, at any time, the Collection Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Collection Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account, and from the date such new Collection Account is established, it shall be the “Collection Account”. The Indenture Trustee agrees to immediately deposit any amounts received by it into the Collection Account. Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the

Collection Account will be made on each Payment Date as provided in Section 3.4 or Section 6.6 hereof, as applicable. The Indenture Trustee, at the written direction of the Servicer, shall withdraw (no more than once per calendar week) from the Collection Account and return to the Servicer or as directed by the Servicer, any amounts which (1) were mistakenly deposited by the Lockbox Bank in the Collection Account, including, without limitation, amounts representing Misdirected Payments and (ii) represent Additional Servicing Compensation. The Indenture Trustee may conclusively rely on such written direction.

(b) General Reserve Account. The Issuer hereby directs and the Indenture Trustee hereby agrees to cause to be established and maintained an account (the “General Reserve Account”) for the benefit of the Noteholders. On the Closing Date, the Indenture Trustee shall deposit, from the proceeds from the sale of the Notes, an amount equal to the General Reserve Account Initial Deposit. The General Reserve Account shall be an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “Silverleaf Timeshare Loan-Backed Notes, Series 2006-A―General Reserve Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the General Reserve Account and in all proceeds thereof. The General Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Collateral. If, at any time, the General Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new General Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new General Reserve Account and from the date such new General Reserve Account is established, it shall be the “General Reserve Account”. Amounts on deposit in the General Reserve Account shall be invested in accordance with Section 3.1 hereof. Deposits to the General Reserve Account shall be made in accordance with Section 3.4 hereof. Withdrawals and payments from the General Reserve Account shall be made in the following manner:

(i) Deposits into General Reserve Account. On or before the Closing Date, the Issuer will cause the Indenture Trustee to deposit from proceeds of the sale of the Notes an amount equal to the General Reserve Account Initial Deposit. On or before each Transfer Date, the Indenture Trustee shall deposit in the General Reserve Account from amounts in the Prefunding Account to be released to the Issuer in respect of the Subsequent Timeshare Loans conveyed on such Transfer Date, 5.00% of the Aggregate Loan Balance of such Subsequent Timeshare Loans as of the related Subsequent Cut-Off Date.

(ii) Withdrawals. Subject to Sections 3.2(b)(iii) and (iv) below, if on any Payment Date, Available Funds (without giving effect to any deposit from the General Reserve Account) would be insufficient to pay any portion of the Required Payments on such Payment Date, the Indenture Trustee shall, based on the Monthly Servicer Report, withdraw from the General Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the General Reserve Account and deposit such amount in the Collection Account.

(iii) Sequential Pay Event or Event of Default. Upon the occurrence of a Sequential Pay Event, the Indenture Trustee shall withdraw all amounts on deposit in the

General Reserve Account and shall deposit such amounts to the Collection Account for distribution in accordance with Section 3.4(d) hereof. Upon the occurrence of an Event of Default, the Indenture Trustee shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts to the Collection Account for distribution in accordance with Section 6.6 hereof.

(iv) Stated Maturity or Payment in Full. On the earlier to occur of the Stated Maturity and the Payment Date on which the Outstanding Note Balance of all Classes of Notes is reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts to the Collection Account.

(v) Amounts in Excess of General Reserve Account Required Balance. Except if a Sequential Pay Event or Event of Default shall have occurred and is continuing, on any Payment Date, if amounts on deposit in the General Reserve Account are greater than the General Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Payment Date), the Indenture Trustee shall, based on the Monthly Servicer Report, withdraw funds in excess of the General Reserve Account Required Balance from the General Reserve Account and disburse such amounts to the Issuer.

(c) Senior Reserve Account. The Issuer hereby directs and the Indenture Trustee hereby agrees to cause to be established and maintained an account (the “Senior Reserve Account”) for the benefit of the Noteholders. The Senior Reserve Account shall be an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “Silverleaf Timeshare Loan-Backed Notes, Series 2006-A―Senior Reserve Account, Wells Fargo Bank National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Senior Reserve Account and in all proceeds thereof. The Senior Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Collateral. If, at any time, the Senior Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Senior Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Senior Reserve Account and from the date such new Senior Reserve Account is established, it shall be the “Senior Reserve Account”. Amounts on deposit in the Senior Reserve Account shall be invested in accordance with Section 3.1 hereof. Deposits to the Senior Reserve Account shall be made in accordance with Section 3.4 hereof. Withdrawals and payments from the Senior Account shall be made in the following manner:

(i) Withdrawal Upon a Sequential Pay Event or Event of Default. Upon the occurrence of a Sequential Pay Event, the Indenture Trustee shall withdraw all amounts on deposit in the Senior Reserve Account and shall deposit such amounts to the Collection Account for distribution to the Noteholders in accordance with Section 3.4(d) hereof. Upon the occurrence of an Event of Default, the Indenture Trustee shall withdraw all amounts on deposit in the Senior Reserve Account and shall deposit such amounts to the Collection Account for distribution in accordance with Section 6.6 hereof.

(ii) Stated Maturity or Payment in Full. On the earlier to occur of the

Stated Maturity and the Payment Date on which the Outstanding Note Balance of all Classes of Notes is reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the Senior Reserve Account and shall deposit such amounts to the Collection Account.

(iii) Amounts in Excess of Outstanding Note Balance. Except if a Sequential Pay Event or Event of Default shall have occurred and is continuing, on any Payment Date, if amounts on deposit in the Senior Reserve Account are greater than the Senior Reserve Account Cap (after giving effect to all other distributions and disbursements on such Payment Date), the Indenture Trustee shall, based on the Monthly Servicer Report, withdraw funds in excess of the Senior Reserve Account Cap from the Senior Reserve Account and disburse such amounts to the Issuer. If during the six month period following the occurrence of a Senior Reserve Accumulation Event, no other Senior Reserve Accumulation Event or Cash Accumulation Event occurs, then, on the immediately following Payment Date, the Indenture Trustee shall, based on the Monthly Servicer Report, withdraw funds in excess of the Outstanding Note Balance of the Class A Notes and the Class B Notes (after giving effect to all other distributions and disbursements on such Payment Date) from the Senior Reserve Account and disburse such amounts to the Issuer. If the only Senior Reserve Accumulation Event to have occurred is the Senior Reserve Accumulation Event described in clause (iii) of the definition thereof, and as of the last day of the two immediately following calendar quarters, such Senior Reserve Accumulation Event does not exist and no other Senior Reserve Accumulation Event or Cash Accumulation Event occurs during such period, then, on the immediately following Payment Date, after giving effect to all other distributions and disbursements on such Payment Date, the Indenture Trustee shall withdraw all funds on deposit in the Senior Reserve Account and disburse such amounts to the Issuer.

(d) Prefunding Account. The Issuer hereby directs and the Indenture Trustee hereby agrees to cause to be established and maintained an account (the “Prefunding Account”) for the benefit of the Noteholders. On the Closing Date, the Indenture Trustee shall deposit in the Prefunding Account, from the proceeds from the sale of the Notes, an amount equal to the Prefunding Account Initial Deposit. The Prefunding Account shall be an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “Silverleaf Timeshare Loan-Backed Notes, Series 2006-A―Prefunding Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Prefunding Account and in all proceeds thereof. The Prefunding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Collateral. If, at any time, the Prefunding Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Prefunding Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Prefunding Account and from the date such new Prefunding Account is established, it shall be the “Prefunding Account”. Amounts on deposit in the Prefunding Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the Prefunding Account shall be made in the following manner:

(i) Withdrawal of Timeshare Loan Acquisition Price. At or before 10:00 AM New York City time, on each Transfer Date for a transfer of Subsequent Timeshare Loans, upon satisfaction of the conditions specified in Section 4.2 hereof, the Indenture Trustee shall, in accordance with the written instructions of the Servicer, withdraw from the Prefunding Account an amount equal to the aggregate Timeshare Loan Acquisition Price of such Subsequent Timeshare Loans and shall distribute such amounts to, or at the direction of, the Issuer.

(ii) Withdrawal of Investment Earnings. On each Payment Date during the Prefunding Period and on the Payment Date following the Prefunding Termination Date, the Indenture Trustee shall withdraw from the Prefunding Account and deposit in the Collection Account for distribution on such Payment Date in accordance with Section 3.4 hereof, the net investment earnings from funds on deposit in the Prefunding Account since the prior Payment Date or the Closing Date, as applicable.

(iii) Withdrawal on Prefunding Termination Date. On the Prefunding Termination Date, the Indenture Trustee shall withdraw all amounts remaining in the Prefunding Account (other than investment earnings related thereto) and deposit such amounts into the Collection Account for distribution on the immediately following Payment Date as a distribution of principal in accordance with Section 3.4 hereof.

(e) Capitalized Interest Account. The Issuer hereby directs and the Indenture Trustee hereby agrees to cause to be established and maintained an account (the “Capitalized Interest Account”) for the benefit of the Noteholders. On the Closing Date, the Indenture Trustee shall deposit in the Capitalized Interest Account, from the proceeds from the sale of the Notes, an amount equal to the Capitalized Interest Amount. The Capitalized Interest Account shall be an Eligible Bank Account initially established at the corporate trust department of the Indenture Trustee, bearing the following designation “Silverleaf Timeshare Loan-Backed Notes, Series 2006-A―Capitalized Interest Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Capitalized Interest Account and in all proceeds thereof. The Capitalized Interest Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Collateral. If, at any time, the Capitalized Interest Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two (2) Business Days establish a new Capitalized Interest Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Capitalized Interest Account and from the date such new Capitalized Interest Account is established, it shall be the “Capitalized Interest Account”. Amounts on deposit in the Capitalized Interest Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the Capitalized Interest Account shall be made in the following manner:

(i) Withdrawal of Carrying Charges. At or before 11:00 AM New York City time, on the second Business Day prior to each Payment Date prior to the Prefunding Termination Date, the Servicer shall determine the Carrying Charges in respect of the upcoming Payment Date and provide notice thereof, and the direction referenced in the immediately following sentence, to the Indenture Trustee. The Indenture Trustee shall transfer into the Collection Account on each Payment Date, in accordance with the written direction of the

Servicer, an amount equal to such Carrying Charges from the Capitalized Interest Account (solely to the extent of the amount then on deposit therein).

(ii) Limitation on Withdrawals. No withdrawals may be made of funds in the Capitalized Interest Account except as provided in clause (i) above and clause (iii) below. Except as specifically provided, funds in the Capitalized Interest Account shall not be commingled with funds in any other account established with respect to the Notes or with any other monies.

(iii) Withdrawal after the Prefunding Termination Date. On the Payment Date following the Prefunding Termination Date, the Indenture Trustee shall withdraw all amounts remaining in the Capitalized Interest Account and deposit such amounts in the Collection Account. Such amounts will be distributed on such Payment Date in accordance with Section 3.4 hereof. Upon distribution of the amounts specified in this clause (iii), the Indenture Trustee shall cause the Capitalized Interest Account to be closed.

Section 3.3 Reserved.

Section 3.4 Distributions.

(a) So long as no Sequential Pay Event or Default Acceleration Event has occurred, on each Payment Date, to the extent of Available Funds and based on the Monthly Servicer Report, the Indenture Trustee shall withdraw funds from the Collection Account to make the following disbursements and distributions to the following parties, in the following order of priority:

(i) to the Indenture Trustee, the Indenture Trustee Fee, plus any accrued and unpaid Indenture Trustee Fees with respect to prior Payment Dates, and any extraordinary out-of-pocket expenses of the Indenture Trustee (up to $10,000 per Payment Date) incurred and not reimbursed in connection with its obligations and duties under the Indenture;

(ii) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates and to the successor servicer, if any, the Servicer Termination Costs, if any (up to a cumulative total of $100,000);

(iii) to the Backup Servicer, the Backup Servicing Fee, plus any accrued and unpaid Backup Servicing Fees with respect to prior Payment Dates;

(iv) to the extent not paid by the Servicer, to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates;

(v) to the extent not paid by the Servicer, to the Lockbox Bank, the Lockbox Fee, plus any accrued and unpaid Lockbox Fees with respect to prior Payment Dates;

(vi) to the Noteholders of each Class, the Interest Distribution Amount for such Class;

(vii) to the Class A Noteholders, the Class A Principal Distribution

Amount;

(viii) to the Class B Noteholders, the Class B Principal Distribution Amount;

(ix) to the Class C Noteholders, the Class C Principal Distribution Amount;

(x) to the Class D Noteholders, the Class D Principal Distribution Amount;

(xi) to the Class E Noteholders, the Class E Principal Distribution Amount;

(xii) to the Class F Noteholders, the Class F Principal Distribution Amount;

(xiii) to the Class G Noteholders, the Class G Principal Distribution Amount;

(xiv) to (a) the Class A Noteholders, (b) the Class B Noteholders, (c) the Class C Noteholders, (d) the Class D Noteholders, (e) the Class E Noteholders, (f) the Class F Noteholders and (g) the Class G Noteholders, in that order, the Deferred Interest Amount for such Class, if any;

(xv) if a Senior Reserve Accumulation Event shall have occurred, to the Senior Reserve Account, all remaining Available Funds until the amount on deposit in the Senior Reserve Account shall equal the Senior Reserve Account Cap;

(xvi) if the amount on deposit in the General Reserve Account is less than the General Reserve Required Balance, to the General Reserve Account, any remaining Available Funds until amounts on deposit in the General Reserve Account shall equal the General Reserve Account Required Balance;

(xvii) to the Indenture Trustee, any extraordinary out-of-pocket expenses of the Indenture Trustee not paid in accordance with (i) above; and

(xviii) to the Issuer, any remaining Available Funds.

(b) Reserved.

(c) Reserved.

(d) Upon the occurrence of a Sequential Pay Event or pursuant to Section 6.6(a) after the occurrence of a Payment Default Event, distributions shall be made in the following order of priority:

(i) to the Indenture Trustee, the Indenture Trustee Fee, plus any accrued and unpaid Indenture Trustee Fees with respect to prior Payment Dates, and any extraordinary out-of-pocket expenses of the Indenture Trustee (up to $10,000 per Payment Date) incurred and not reimbursed in connection with its obligations and duties under the Indenture;

(ii) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates and to the successor servicer, if any, the Servicer Termination Costs, if any (up to a cumulative total of $100,000);

(iii) to the Backup Servicer, the Backup Servicing Fee, plus any unpaid Backup Servicing Fees with respect to prior Payment Dates;

(iv) to the extent not paid by the Servicer, to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates;

(v) to the extent not paid by the Servicer, to the Lockbox Bank, the Lockbox Fee, plus any accrued and unpaid Lockbox Fees from prior Payment Dates;

(vi) to the Class A Noteholders, the Class A Interest Distribution Amount;

(vii) to the Class B Noteholders, the Class B Interest Distribution Amount;

(viii) to the Class C Noteholders, the Class C Interest Distribution Amount;

(ix) to the Class D Noteholders, the Class D Interest Distribution Amount;

(x) to the Class E Noteholders, the Class E Interest Distribution Amount;

(xi) to the Class F Noteholders, the Class F Interest Distribution Amount;

(xii) to the Class G Noteholders, the Class G Interest Distribution Amount;

(xiii) to the Class A Noteholders, all remaining amounts until the Outstanding Note Balance of the Class A Notes is reduced to zero;

(xiv) to the Class B Noteholders, all remaining amounts until the Outstanding Note Balance of the Class B Notes is reduced to zero;

(xv) to the Class C Noteholders, all remaining amounts until the Outstanding Note Balance of the Class C Notes is reduced to zero;

(xvi) to the Class D Noteholders, all remaining amounts until the Outstanding Note Balance of the Class D Notes is reduced to zero;

(xvii) to the Class E Noteholders, all remaining amounts until the Outstanding Note Balance of the Class E Notes is reduced to zero;

(xviii) to the Class F Noteholders, all remaining amounts until the Outstanding Note Balance of the Class F Notes is reduced to zero;

(xix) to the Class G Noteholders, all remaining amounts until the Outstanding Note Balance of the Class G Notes is reduced to zero;

(xx) to (a) the Class A Noteholders, (b) the Class B Noteholders, (c) the Class C Noteholders, (d) the Class D Noteholders, (e) the Class E Noteholders, (f) the Class F Noteholders, and (g) the Class G Noteholders, in that order, the Deferred Interest Amount for such Class, if any;

(xxi) to the Indenture Trustee, any extraordinary out-of-pocket expenses of the Indenture Trustee not paid in accordance with (i) above; and

(xxii) to the Issuer, any remaining Available Funds.

Section 3.5 Reports to Noteholders.

On each Payment Date, the Indenture Trustee shall make available via the Indenture Trustee’s internet website the Monthly Servicer Report to the Initial Purchaser, the Noteholders, the Rating Agency, the Backup Servicer and the Issuer; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 3.5 until it has received the requisite information from the Issuer or the Servicer. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore. On or before the fifth day prior to the final Payment Date with respect to any Class, the Indenture Trustee shall send notice of such Payment Date to each Rating Agency, the Initial Purchaser and the Noteholders of such Class. Such notice shall include a statement that if such Notes are paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date. In addition, the Indenture Trustee shall deliver to the Note Owners, all notices, compliance reports and other certificates delivered by the Servicer or the Issuer pursuant to Sections 4.5, 5.3(g), 5.5, 5.7, 5.8 and 11.1 of this Indenture. At a Note Owner’s request, the Indenture Trustee agrees to provide such Note Owner an accounting of balances in the General Reserve Account, the Senior Reserve Account, the Prefunding Account and the Capitalized Interest Account.

The Indenture Trustee’s internet website shall be initially located at “www.CTSLink.com” or at another address as shall be specified by the Indenture Trustee from time to time in writing to the Issuer, the Servicer, the Noteholders and the Rating Agency. For assistance with this service, Noteholders may call the customer service desk at (301) 815-6600. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

The Indenture Trustee shall have the right to change the way Monthly Servicer Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

Annually (and more often, if required by applicable law), the Indenture Trustee shall distribute to Noteholders any Form 1099 or similar information returns required by applicable tax law to be distributed to the Noteholders. The Servicer shall prepare or cause to be prepared all such information for distribution by the Indenture Trustee to the Noteholders.

Section 3.6 Note Balance Write-Down Amounts.

The Note Balance Write-Down Amount, if any, on each Payment Date shall be applied to the Adjusted Note Balance of a Class of Notes immediately following the distribution of Available Funds in the following order of Priority: first, to the Class G Notes until the Adjusted Note Balance thereof is reduced to zero; second, to the Class F Notes until the Adjusted Note Balance thereof is reduced to zero; third, to the Class E Notes until the Adjusted Note Balance thereof is reduced to zero; fourth, to the Class D Notes until the Adjusted Note Balance thereof is reduced to zero; fifth, to the Class C Notes until the Adjusted Note Balance thereof is reduced to zero; sixth, to the Class B Notes until the Adjusted Note Balance thereof is reduced to zero; and seventh, to the Class A Notes until the Adjusted Note Balance thereof is reduced to zero. The application of the Note Balance Write-Down Amount to a Class of Notes shall not reduce such Class’ entitlement to unpaid Principal Distribution Amounts.

Section 3.7 Withholding Taxes.

The Indenture Trustee, on behalf of the Issuer, shall comply with all requirements of the Code and applicable Treasury Regulations and applicable state and local law with respect to the withholding from any distributions made by it to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

ARTICLE IV

THE COLLATERAL

Section 4.1 Acceptance by Indenture Trustee.

(a) Concurrently with the execution and delivery of this Indenture, the Indenture Trustee does hereby acknowledge and accept the conveyance by the Issuer of the assets included in the Collateral. The Indenture Trustee shall hold the Collateral in trust for the benefit of the Noteholders, subject to the terms and provisions hereof. In connection with the conveyance of the Collateral to the Indenture Trustee, the Issuer has delivered or has caused the Originator to deliver (i) to the Custodian, the Timeshare Loan Files, and (ii) to the Servicer the Timeshare Loan Servicing Files for each Timeshare Loan conveyed on the Closing Date. On or prior to each Transfer Date, the Issuer will deliver or cause to be delivered (i) to the Custodian, the Timeshare Loan Files, and (ii) to the Servicer, the Timeshare Loan Servicing Files, for each Qualified Substitute Timeshare Loan and Subsequent Timeshare Loan to be conveyed on such

Transfer Date.

(b) The Indenture Trustee shall perform its duties under this Section 4.1 for the benefit of the Noteholders in accordance with the terms of this Indenture and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:

(i) any relationship that the Indenture Trustee or any Affiliate of the Indenture Trustee may have with an Obligor;

(ii) the ownership of any Note by the Indenture Trustee or any Affiliate of the Indenture Trustee;

(iii) the Indenture Trustee’s right to receive compensation for its service hereunder or with respect to any particular transaction; or

(iv) the ownership, or holding in trust for others, by the Indenture Trustee or any other assets or property.

Section 4.2 Subsequent Timeshare Loans.

(a) On each Transfer Date during the Prefunding Period on which Subsequent Timeshare Loans are pledged by the Issuer to the Indenture Trustee hereunder, subject to the satisfaction of the following conditions, the Indenture Trustee shall transfer on such Transfer Date, upon the order of the Issuer, from the Prefunding Account to an account designated by the Issuer, the Timeshare Loan Acquisition Price for each such Subsequent Timeshare Loan. Prior to the acceptance by the Indenture Trustee of any Subsequent Timeshare Loan or the release of any funds therefor, the following conditions must be satisfied on or prior to the related Transfer Date:

(i) the Issuer shall have delivered to the Indenture Trustee a duly executed Subsequent Transfer Agreement, substantially in the form of Exhibit B to the Transfer Agreement, including a list of Subsequent Timeshare Loans attached thereto, and confirming the satisfaction of each condition precedent specified in the Transfer Agreement, not less than three (3) Business Days prior to such Transfer Date;

(ii) the Issuer shall have deposited or caused to be deposited in the Collection Account all principal and interest collected after the related Cut-Off Date in respect of such Subsequent Timeshare Loans;

(iii) the Custodian shall have received the Timeshare Loan Files related to such Subsequent Timeshare Loans and shall have given the Indenture Trustee a written certification and receipt in accordance with the Custodial Agreement;

(iv) the Prefunding Termination Date shall not have occurred; and

(v) no Responsible Officer of the Indenture Trustee has actual knowledge or has actually received notice that any conditions to such transfer have not been fulfilled and the Indenture Trustee shall have received such other documents, opinions, certificates and instruments as the Indenture Trustee may request.

(b) No transfer or pledge of a Subsequent Timeshare Loan shall be effective unless the (1) the Timeshare Loan Files for such Subsequent Timeshare Loan have been delivered to the Custodian and (2) the Timeshare Loan Servicing Files for such Subsequent Timeshare Loan have been delivered to the Servicer.

Section 4.3 Grant of Security Interest, Tax Treatment.

(a) The conveyance by the Issuer of the Timeshare Loans to the Indenture Trustee shall not constitute and is not intended to result in an assumption by the Indenture Trustee or any Noteholder of any obligation of the Issuer or the Servicer to the Obligors, to insurers under any insurance policies, or any other Person in connection with the Timeshare Loans.

(b) It is the intention of the parties hereto that, with respect to all taxes, the Notes will be treated as indebtedness of the Issuer to the Noteholders secured by the Timeshare Loans (the “Intended Tax Characterization”). The provisions of this Indenture shall be construed in furtherance of the Intended Tax Characterization. Each of the Issuer, the Servicer, the Indenture Trustee and the Backup Servicer by entering into this Indenture, and each Noteholder by the purchase of a Note, agree to report such transactions for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law.

(c) None of the Issuer, the Servicer or the Backup Servicer shall take any action inconsistent with the Indenture Trustee’s interest in the Timeshare Loans and shall indicate or shall cause to be indicated in its books and records held on its behalf that such Timeshare Loan and the other Timeshare Loans constituting the Collateral have been assigned to the Indenture Trustee on behalf of the Noteholders.

Section 4.4 Further Action Evidencing Assignments.

(a) The Issuer and the Indenture Trustee each agrees that, from time to time, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Timeshare Loans or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Issuer will, without the necessity of a request and upon the request of the Indenture Trustee, execute and file or record (or cause to be executed and filed or recorded) such Assignments of Mortgage, financing or continuation statements, or amendments hereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Indenture Trustee a first priority perfected security interest, at all times, in the Collateral, including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or any change which could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Issuer shall give the Indenture Trustee at least thirty (30) Business Days prior notice of the expected occurrence of any such circumstance). The Issuer shall deliver promptly to the Indenture Trustee file-stamped copies of any such filings.

(b) (i) The Issuer hereby grants to each of the Servicer and the Indenture Trustee a power of attorney to execute all documents including, but not limited to, Assignments of Mortgage, UCC-l financing statements, amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing and (ii) the Servicer hereby grants to the Indenture Trustee a power of attorney to execute all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the part of the Indenture Trustee or the Servicer to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.

Section 4.5 Substitution and Repurchase of Timeshare Loans.

(a) Mandatory Substitution and Repurchase of Timeshare Loans for Breach of Representation or Warranty. If at any time, any party hereto obtains knowledge, discovers, or is notified by any other party hereto, that any of the representations and warranties of the Originator in the Transfer Agreement or the Servicer in the Loan Sale Agreement were incorrect at the time such representations and warranties were made, then the party discovering such defect, omission, or circumstance shall promptly notify the other parties to this Indenture, the Rating Agency, the Originator, and the Servicer. In the event any such representation or warranty of the Originator or the Servicer, as applicable, is incorrect and materially and adversely affects the value of a Timeshare Loan or the interests of the Noteholders therein, then the Issuer and the Indenture Trustee shall require the Originator or the Servicer, as applicable, within 60 days after the date it is first notified, or otherwise obtains Knowledge, of such breach to eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or (1) if the breach relates to a particular Timeshare Loan and is not cured in all material respects (such Timeshare Loan, a “Defective Timeshare Loan”), either (a) purchase the Issuer’s interest in such Defective Timeshare Loan at the Repurchase Price or (b) provide one or more Qualified Substitute Timeshare Loans and pay the Substitution Shortfall Amounts, if any. The Indenture Trustee is hereby appointed attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Issuer to enforce the Originator’s and the Servicer’s purchase or substitution obligations if the Originator or the Servicer, as applicable, has not complied with its purchase or substitution obligations under the Transfer Agreement or the Loan Sale Agreement, as applicable, within 30 days after the end of the aforementioned 60-day period.

(b) Prepayment of Upgraded Timeshare Loans. The Originator, pursuant to the Transfer Agreement, with respect to any Upgraded Timeshare Loan, on any date, shall prepay such Upgraded Timeshare loan on behalf of the related Obligor by either depositing the related Repurchase Price in the Collection Account as set forth in Section 4.5(e) below, or by providing one or more Qualified Substitute Timeshare Loans and paying the Substitution Shortfall Amounts, if any; provided, however, that the Originator’s option to substitute a Qualified Substitute Timeshare Loan for the Upgraded Timeshare Loan is limited on any date to

(x) 20% of the Cut-Off Date Aggregate Loan Balance less (y) the aggregate Loan Balances of the Upgraded Timeshare Loans previously substituted by the Originator on the related Transfer Dates.

(c) Optional Purchase of Defaulted Timeshare Loans. Pursuant to the Transfer Agreement, with respect to any Defaulted Timeshare Loans, on any date, the Originator shall have the option, but not the obligation, to purchase the Defaulted Timeshare Loan at the Default Purchase Price for such Defaulted Timeshare Loan; provided, however, that the option to purchase a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit. If the Originator shall purchase Defaulted Timeshare Loans as provided herein, the Originator shall deposit the related Default Purchase Price in the Collection Account as set forth in Section 4.5(e) below. The Originator may irrevocably waive its option to purchase a Defaulted Timeshare Loan by delivering or causing to be delivered to the Indenture Trustee a Waiver Letter in the form of Exhibit G attached hereto. The holder or holders of Notes representing at least 66-2/3% of the Adjusted Note Balance may at any time direct the Indenture Trustee, in connection with any subsequent purchases of Defaulted Timeshare Loans by the Originator to require the Originator to conduct a public auction in respect of any such Defaulted Timeshare Loan. The Originator may bid on any such Defaulted Timeshare Loan during such auction, provided that no such bid may be lower than fifteen percent (15%) of the original acquisition price paid for the Timeshare Property by the Obligor under such Defaulted Timeshare Loan. Publication of notice of such auction in a newspaper published daily in Dallas, Texas, shall be sufficient notice of such auction.

(d) Optional Purchase of Force Majeure Loans. If a Force Majeure Event occurs at a Resort, the Originator shall have the option, but not the obligation, to purchase the related Force Majeure Loans, so long as such Timeshare Loans have not become Defaulted Timeshare Loans. The Originator will have the option to purchase a Force Majeure Loan at the Force Majeure Purchase Price; provided, however, that (i) the Originator’s option to purchase a Force Majeure Loan is limited on any date to the Force Majeure Purchase Limit, and (ii) the Originator shall have the right to exercise such purchase option for a Force Majeure Loan only if the related Force Majeure Purchase Price equals or exceeds the Loan Balance of such Force Majeure Loan as of the date of such purchase, plus all accrued and unpaid interest thereon. If the Originator shall purchase Force Majeure Loans as provided herein, the Originator shall deposit the related Force Majeure Purchase Price in the Collection Account as set forth in Section 4.4(e) below.

(e) Payment of Repurchase Prices and Substitution Shortfall Amounts. The Issuer and the Indenture Trustee shall direct that the Originator or the Servicer, as applicable, remit or cause to be remitted all amounts in respect of Repurchase Prices, Default Purchase Prices, Force Majeure Purchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Indenture Trustee for deposit in the Collection Account.

(f) Schedule of Timeshare Loans. The Issuer and Indenture Trustee shall direct the Originator to provide or cause to be provided to the Indenture Trustee on any date on which a Timeshare Loan is purchased, repurchased, substituted, or otherwise added (i.e. in the case of Subsequent Timeshare Loans) with an electronic supplement to the Schedule of

Timeshare Loans reflecting the removal, substitution and/or other addition of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans and Subsequent Timeshare Loans to the provisions of the Transaction Documents.

(g) Officer’s Certificate. No substitution of a Timeshare Loan shall be effective unless the Issuer and the Indenture Trustee shall have received an Officer’s Certificate of the Originator or the Servicer, as applicable, indicating that (1) the new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan”, (2) the Timeshare Loan Files for such Qualified Substitute Timeshare Loan have been delivered to the Custodian, and (3) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loan have been delivered to the Servicer.

(h) Qualified Substitute Timeshare Loans. With respect to each Transfer Date, the Issuer and the Indenture Trustee shall direct the Originator or the Servicer, as applicable to deliver or cause the delivery of the Timeshare Loan Files of the related Qualified Substitute Timeshare Loans to the Custodian in accordance with the provisions of this Indenture and the Custodial Agreement.

(i) Subsequent Timeshare Loans. With respect to each Transfer Date, the Issuer and the Indenture Trustee shall direct the Originator to deliver or cause the delivery of the Timeshare Loan Files of the related Subsequent Timeshare Loans to the Custodian in accordance with the provisions of this Indenture and the Custodial Agreement.

Section 4.6 Release of Lien.

(a) The Lien of the Indenture shall be automatically released with respect to any Timeshare Loan purchased, repurchased or substituted under Section 4.5 hereof, (i) upon satisfaction of each of the applicable provisions of Section 4.5 hereof, (ii) in the case of any purchase or repurchase, after a payment by the Originator or the Servicer, as applicable, of the Repurchase Price or Default Purchase Price, as applicable, of the Timeshare Loan, and (iii) in the case of any substitution, after payment by the Originator or the Servicer, as applicable, of the applicable Substitution Shortfall Amounts, if any, pursuant to Section 4.5 hereof.

(b) The Lien of the Indenture shall be automatically released with respect to any Timeshare Loan which has been paid in full.

(c) Reserved.

(d) In connection with (a) and (b) above, the Issuer and Indenture Trustee will execute and deliver such releases, endorsements and assignments as are provided to it by the Originator or Silverleaf, in its capacity as the Servicer, as applicable, in each case, without recourse, representation or warranty, as shall be necessary to vest in the Originator or Silverleaf, in its capacity as the Servicer, as applicable, or its designee (or to evidence the vesting in such Person of), the legal and beneficial ownership of each Timeshare Loan released pursuant to this Section 4.6. The Servicer shall deliver a Request for Release to the Custodian with respect to the related Timeshare Loan Files and Timeshare Loan Servicing Files released pursuant to this Section 4.6, and such files shall be transferred to the Originator or Silverleaf, in its capacity as the Servicer, as applicable, or its designee.

Section 4.7 Appointment of Custodian and Paying Agent.

(a) The Indenture Trustee may appoint a Custodian to hold all or a portion of the Timeshare Loan Files as agent for the Indenture Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction, in which it holds any Timeshare Loan File and shall not be the Issuer or an Affiliate of the Issuer. The initial Custodian shall be Wells Fargo Bank, National Association. The Indenture Trustee shall not be responsible for paying the Custodian Fee or any other amounts owed to the Custodian.

(b) The Issuer hereby appoints the Indenture Trustee as a Paying Agent. The Issuer may appoint other Paying Agents from time to time. Any such other Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 7.7 hereof.

Section 4.8 Sale of Timeshare Loans.

The parties hereto agree that none of the Timeshare Loans in the Collateral shall be sold or disposed of in any manner except as expressly provided for herein.

ARTICLE V

SERVICING OF TIMESHARE LOANS

Section 5.1 Appointment of Servicer and Backup Servicer; Servicing Standard.

(a) Subject to the terms and conditions herein, the Issuer and the Indenture Trustee hereby appoint Silverleaf as the initial Servicer hereunder. The Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder in accordance with the Servicing Standard.

(b) Subject to the terms and conditions herein and in the Backup Servicing Agreement, the Issuer hereby appoints Wells Fargo Bank, National Association to act as the initial Backup Servicer hereunder. The Backup Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder and under the Backup Servicing Agreement in accordance with the Servicing Standard.

Section 5.2 Payments on the Timeshare Loans.

(a) The Servicer shall, in a manner consistent with the Servicing Standard, reflect all payments made under each Timeshare Loan and direct each Obligor to timely make all payments in respect of his or her Timeshare Loan to the Lockbox Account maintained at the Lockbox Bank.

(b) On the Closing Date, the Servicer shall cause to be deposited to the Collection Account all amounts collected and received in respect of the Timeshare Loans after the Initial Cut-Off Date (without deduction for any Liquidation Expenses).

(c) Subject to subsection (d) below, on each Monday, Wednesday, Friday (or if such day is not a Business Day, then on the next Business Day) and the last Business Day of that related calendar month, all collections in respect of the Timeshare Loans on deposit in the Lockbox Account will be remitted to the Collection Account.

(d) Liquidation Expenses shall be reimbursed to the Servicer in accordance with Section 3.2(a) hereof. To the extent that the Servicer has received any Liquidation Expenses as Additional Servicing Compensation and shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into Collection Account in accordance with Section 5.3(b) hereof.

(e) The Servicer agrees that to the extent it receives any amounts in respect of any insurance policies which are not payable to the Obligor or any other collections relating to the Collateral, it shall deposit such amounts to the Collection Account within two (2) Business days of receipt thereof (unless otherwise expressly provided herein).

Section 5.3 Duties and Responsibilities of the Servicer.

(a) In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:

(i) perform standard accounting services and general record keeping services with respect to the Timeshare Loans;

(ii) respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;

(iii) keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;

(iv) contact Obligors to effect collections and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means;

(v) report tax information to Obligors and taxing authorities to the extent required by law;

(vi) take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Indenture Trustee for deposit into the Collection Account all payments received by the Servicer or remitted to the Lockbox Account in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Indenture;

(vii) arranging for Liquidations of Timeshare Properties related to Defaulted Timeshare Loans and the remarketing of such Timeshare Properties as provided in Section 5.3(b) below;

(viii) use reasonable best efforts to enforce the purchase and substitution obligations of the Originator under the Transfer Agreement;

(ix) refrain from modifying, waiving or amending the terms of any Timeshare Loan; provided, however, the Servicer may modify, waive or amend a Timeshare Loan for which a default on such Timeshare Loan has occurred or is imminent and such modification, amendment or waiver will not (i) materially alter the interest rate on or the principal balance of such Timeshare Loan, (ii) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such Timeshare Loan in any manner which would have a material adverse affect on the Noteholders, (iii) adversely affect the Timeshare Property underlying such Timeshare Loan or (iv) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan shall be made when due; provided, further, the Servicer may grant a single extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion, determines that (A) such Timeshare Loan is in default or a default on such Timeshare Loan is likely to occur in the foreseeable future and (B) the value of such Timeshare Loan will be enhanced by such extension; provided, further, the Servicer shall not be permitted to modify, waive or amend the terms of any Timeshare Loan if the sum of the Cut-Off Date Loan Balance of such Timeshare Loan and the Cut-Off Date Loan Balances of all other Timeshare Loans for which the Servicer has modified, waived or amended the terms thereof exceeds 5% of the Cut-Off Date Aggregate Loan Balance;

(x) work with Obligors in connection with any transfer of ownership of a Timeshare Property by an Obligor to another Person (to the extent permitted), whereby the Servicer may consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Property (to the extent permitted); provided, however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in (ix) above;

(xi) to the extent that the Custodian Fees or the Lockbox Fees are, in the Servicer’s reasonable business judgment, no longer commercially reasonable, use commercially reasonable efforts to exercise its rights under the Custodial Agreement or the Lockbox Agreement to replace the Custodian or Lockbox Bank, as applicable. Any such successor shall be reasonably acceptable to the Indenture Trustee;

(xii) deliver such information and data to the Backup Servicer as is required under the Backup Servicing Agreement;

(xiii) deliver any new or amended ACH Forms executed by an Obligor to the Custodian to be held as part of the related Timeshare Loan File; and

(xiv) (A) to cause each Resort to be insured in the event of fire, earthquake, or other casualty for the full replacement value thereof and if the Resort is located in a designated flood plain, to maintain flood insurance in an amount not less than the maximum level available under the National Flood Insurance Act of 1968, as amended; (B) in respect of each Resort, to maintain general liability insurance in such amounts generally acceptable in the industry; (C) to cause each Resort’s insurance policies to remain in full force and effect with a generally acceptable insurance carrier; and (D) to monitor the maintenance of the insurance coverage described in (A), (B), and (C) above with respect to each Resort and promptly obtain notice and otherwise acquire Knowledge of any lapse, cessation, decrease or other change in any such insurance coverage.

(b) In the event that a Defaulted Timeshare Loan is not or cannot be released from the Lien of the Indenture pursuant to Section 4.6 hereof, the Servicer shall, in accordance with the Servicing Standard, promptly institute collection procedures, which may include, but are not limited to, cancellation, forfeiture, termination or foreclosure proceedings or obtaining a deed-in-lieu of foreclosure (each, a “Foreclosure Property”). Upon the Timeshare Property becoming a Foreclosure Property, the Servicer shall promptly attempt to liquidate such foreclosure Property. The Servicer shall select the liquidation option reasonably anticipated to produce the highest Net Liquidation Proceeds, giving effect to the gross price obtainable, broker’s commissions, foreclosure costs, fees and marketing expenses and other factors. The Servicer shall be entitled to reimbursement of Liquidation Expenses out of Liquidation Proceeds. Any Liquidation Expenses later recovered by the Servicer shall be deposited by the Servicer in the Collection Account in accordance with Section 5.2(c) and (d) hereof.

(i) To the extent that the Originator or an Affiliate thereof is selected to remarket a Foreclosure Property, the Servicer shall cause the Originator or Affiliate thereof to agree that it will remarket such Foreclosure Property in accordance with the Servicing Standard.

(ii) The Servicer (if Silverleaf or its Affiliate is acting as Servicer) on behalf of the Issuer and the Indenture Trustee shall take all necessary steps to have the record title of the applicable Timeshare Properties subject to such Defaulted Timeshare Loans continue to be held by the Indenture Trustee. In such event, the Servicer shall direct the Indenture Trustee, directly or through its agents to exercise the remedies provided for in the Oak N’ Spruce Trust Agreement, in the Mortgage Note or in the other documents with respect to such Defaulted Timeshare Loans and the Obligors thereunder, and the related Timeshare Property shall be remarketed with the purpose of obtaining the maximum Net Liquidation Proceeds in respect of such Defaulted Timeshare Loans.

(iii) The Servicer shall reserve its rights under the Oak N’ Spruce Trust Agreement and/or the applicable Mortgages to obtain, at any time, record title and all beneficial interests in respect of the Timeshare Properties related to Defaulted Timeshare Loans. All actions taken by the Servicer in respect of any Defaulted Timeshare Loans shall, at all times, be carried out in a manner such that none of the Issuer, the Indenture Trustee or the Noteholders shall, under applicable law, be deemed to be the developer or declarant of any Resort.

(iv) The Servicer may elect to liquidate at a public or private sale any Defaulted Timeshare Loans or related Timeshare Properties foreclosed upon or otherwise reacquired on behalf of the Indenture Trustee from the obligors of the Defaulted Timeshare Loans. In the event the Servicer elects to so liquidate Defaulted Timeshare Loans or the related

Timeshare Properties securing these Defaulted Timeshare Loans, the Originator may bid on such Defaulted Timeshare Loans or related Timeshare Properties so long as the Originator pays an amount at least equal to the net fair market value of each related Timeshare Property, as determined by the Originator in its commercially reasonable judgment, which shall in no event be less than fifteen percent (15%) of the original acquisition price paid for the Timeshare Property by the Obligor under the Defaulted Timeshare Loan.

(v) The Servicer agrees that it shall require that any Liquidation Proceeds be in the form of cash only.

(c) The Servicer may not sell any of the Defaulted Timeshare Loans that are included in the Collateral except as specifically permitted by this Indenture.

(d) For so long as Silverleaf or any of its Affiliates controls the Resorts, Servicer shall use commercially reasonable efforts to maintain or cause the Resorts to be maintained in good repair, working order and condition (ordinary wear and tear excepted).

(e) For so long as Silverleaf or any of its Affiliates controls the Association for a Resort, and Silverleaf or an Affiliate thereof is the manager, the related management contract may not be amended or modified if such amendment or modification is reasonably likely to have a material adverse affect on the interests of the Noteholder, except with the prior written consent of the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes, which consent shall not be unreasonably withheld or delayed, or after obtaining a Rating Agency Confirmation.

(f) In the event any Lien (other than a Permitted Lien) attaches to any Timeshare Loan or related collateral from any Person claiming from and through Silverleaf or one of its Affiliates which materially adversely affects the Issuer’s interest in such Timeshare Loan, Silverleaf shall, within the earlier to occur of ten (10) Business Days after such attachment or the respective lienholders’ action to foreclose on such lien, either (a) cause such Lien to be released of record, (b) provide the Indenture Trustee with a bond in accordance with the applicable laws of the state in which the Timeshare Property is located, issued by a corporate surety acceptable to the Indenture Trustee, in an amount and in form reasonably acceptable to the Indenture Trustee or (c) provide the Indenture Trustee with such other security as the Indenture Trustee may reasonably require.

(g) The Servicer shall: (a) promptly notify the Indenture Trustee of (i) any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Collateral, or any material part thereof, and (ii) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Collateral or the Servicer’s ability to service the same; (b) at the request of Indenture Trustee with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer’s expense, any such claim, petition or proceeding which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same; and (c) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same.

(h) Except as contemplated by the Transaction Documents, the Servicer (for so long as Silverleaf or any Affiliate thereof is the Servicer hereunder, otherwise Silverleaf in its individual capacity) shall not, and shall not permit the Managing Entity or the Orlando Breeze Resort Club to, encumber, pledge or otherwise grant a lien or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall cause the Managing Entity and the Orlando Breeze Resort Club, to use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the members of each Association the use of, and access to, the Reservation System in accordance with the terms of the Management Agreement and the Orlando Breeze Management Agreement, as applicable.

(i) For so long as Silverleaf or any Affiliate thereof is the Servicer, it shall comply in all material respects with the Collection Policy in effect on the Closing Date (or as amended from time to time with the consent of the holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes if such amendment is reasonably likely to have material adverse affect on the interests of the Noteholders or after obtaining a Rating Agency Confirmation) and with the terms of the Timeshare Loans.

(j) For so long as Silverleaf or any Affiliate thereof is the Servicer, it shall provide a minimum of 10 days’ prior notice to the Rating Agency of any purchase or acquisition by the Servicer of (i) another entity (or the stock, membership interests, or other similar interests therein) or (ii) any resort or other property, if the related purchase price exceeds $5 million.

Section 5.4 Servicer Events of Default.

(a) A “Servicer Event of Default” means, the occurrence and continuance of any of the following events:

(i) any failure by the Servicer to make any required payment, transfer or deposit when due hereunder and the continuance of such default for a period of five (5) Business Days;

(ii) any failure by the Servicer to provide any required report within five (5) Business Days of when such report is required to be delivered hereunder;

(iii) any failure by the Servicer to observe or perform in any material respect the covenant set forth in Section 5.3(a)(xiv) hereof, which failure in respect of clause (A), (B) or (C) of such Section 5.3(a)(xiv) is not remedied within two (2) Business Days after the Servicer first acquires Knowledge thereof;

(iv) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement in any Transaction Document to which it is a party (other than as set forth in clause (iii) above), which has a material adverse effect on the Noteholders and such failure is not remedied within 30 days (or if the Servicer shall have provided evidence satisfactory to the Indenture Trustee that such covenant cannot be cured in the

30-day period and that it is diligently pursuing a cure, 60 days), after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee’s giving written notice thereof to the Servicer;

(v) any representation or warranty made by the Servicer in this Indenture shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or if the Servicer shall have provided evidence satisfactory to the Indenture Trustee that such breach cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee’s giving written notice thereof to the Servicer;

(vi) the entry by a court having competent jurisdiction in respect of the Servicer of (i) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Servicer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(vii) the commencement by the Servicer of a voluntary case or proceeding; under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

(viii) a Sequential Pay Event that remains uncured for one Due Period;

(ix) if Silverleaf is the Servicer, it fails to maintain a Leverage Ratio of not greater than 6.0 to 1.0; or

(x) if Silverleaf is the Servicer, a change occurs of more than 50% of the executive management of the Servicer as described in Exhibit H hereto, unless Silverleaf provides written certification to the Indenture Trustee (which the Indenture Trustee shall promptly forward to the Noteholders) within 30 days after such change, certifying that such executive management personnel have been replaced, and setting forth a description of those persons’ experience, ability and reputation, and the Indenture Trustee shall not have received an objection to such replacement personnel from holders of Notes of at least 50% of the Adjusted Note Balance, within 15 Business Days after sending such certificate to the Noteholders.

If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee may, and upon notice from Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes shall, terminate on behalf of the Noteholders, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Indenture.

Unless consented to by the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes, the Issuer may not waive any Servicer Event of Default.

(b) Replacement of Servicer. From and after the receipt by the Servicer of such written termination notice or the resignation of the Servicer pursuant to Section 5.10 hereof, all authority and power of the Servicer under this Indenture, whether with respect to the Timeshare Loans or otherwise, shall, pass to and be vested in the Indenture Trustee, and the Indenture Trustee shall terminate the Backup Servicing Agreement and be the successor Servicer hereunder and the duties and obligations of the Servicer shall terminate. The Servicer shall perform such actions as are reasonably necessary to assist the Indenture Trustee and the Backup Servicer in such transfer. If the Servicer fails to undertake such action as is reasonably necessary to effectuate such a transfer, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination. The Servicer agrees that if it is terminated pursuant to this Section 5.4, it shall promptly (and, in any event, no later than five (5) Business Days subsequent to its receipt of the notice of termination from the Indenture Trustee) provide the Indenture Trustee, the Backup Servicer or their respective designees (with reasonable costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Indenture Trustee to assume the Servicer’s functions hereunder, and the Servicer shall cooperate with the Indenture Trustee in affecting the termination of the Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Indenture Trustee or its designee for administration by it of all cash amounts which shall at the time or thereafter be received by it with respect to the Timeshare Loans (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture on or prior to the date of such termination). The Indenture Trustee shall be entitled to renegotiate the Servicing Fee; provided, however, no change to the Servicing Fee may be made unless the Indenture Trustee shall have received the written consent of Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes. Notwithstanding anything herein to the contrary, in no event shall the Indenture Trustee or Silverleaf be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to assume the obligations of Servicer under this Indenture.

The successor servicer shall be entitled to be reimbursed by the Servicer, (or from the Collateral to the extent set forth in Section 3.4(a)(ii), 3.4(d)(ii) or Section 6.6(a)(ii) hereof) if the Servicer is unable to fulfill its obligations hereunder for all Servicer Termination Costs.

The successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.

Notwithstanding anything contained in the Indenture to the contrary, any successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”), without any audit or other examination thereof, and such successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that each successor Servicer shall agree to use its best efforts to prevent further Continued Errors. In the event that the successor Servicer becomes aware of Errors or Continued Errors, the successor Servicer shall, with the prior consent of the Indenture Trustee, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and to recover its costs thereby.

The Indenture Trustee may appoint an Affiliate as the successor Servicer and the provisions of this Section 5.4(b) related to the Indenture Trustee shall apply to such Affiliate.

(c) Any successor Servicer, including the Indenture Trustee, shall not be deemed to be in default or to have breached its duties as successor Servicer hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Collection Account or otherwise fail to cooperate with, or take any actions required by such successor Servicer related to the transfer of servicing hereunder.

Section 5.5 Accountings; Statements and Reports.

(a) Monthly Servicer Report. Not later than four (4) Business Days prior to each Payment Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Rating Agency, the Backup Servicer and the Initial Purchaser, a report (the “Monthly Servicer Report”) substantially in the form of Exhibit D hereto, detailing certain activity relating to the Timeshare Loans. The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Issuer, the Indenture Trustee or the Initial Purchaser in writing at least five (5) Business Days prior to the related Determination Date. Each such Monthly Servicer Report shall be accompanied by an Officer’s Certificate of the Servicer in the form of Exhibit E hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report.

(b) Certification as to Compliance. The Servicer shall deliver to the Issuer, the Indenture Trustee, the Rating Agency and the Initial Purchaser, an Officer’s Certificate on or before April 30 of each year commencing in 2007: (x) to the effect that a review of the activities of the Servicer during the preceding calendar year, and of its performance under this Indenture during such period has been made under the supervision of the officers executing such Officer’s Certificate with a view to determining whether during such period, to the best of such officer’s knowledge, the Servicer had performed and observed all of its obligations under this Indenture, and either (A) stating that based on such review, no Servicer Event of Default is known to have occurred and is continuing, or (B) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof.

(c) Annual Accountants’ Reports. On or before each April 30 of each year commencing in 2007, the Servicer (unless the Indenture Trustee is the Servicer) shall (i) cause a firm of independent public accountants to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Issuer, the Indenture Trustee, the Rating Agency and the Initial Purchaser), to the effect that (1) such firm has examined and audited the Servicer’s servicing controls and procedures for the previous calendar year and that such independent public accountants have examined certain documents and records (including computer records) and servicing procedures of the Servicer relating to the Timeshare Loans, (2) they have examined the most recent Monthly Servicer Report prepared by the Servicer and three other Monthly Servicer Reports chosen at random by such firm and compared such Monthly Servicer Reports with the information contained in such documents and records, (3) their examination included such tests and procedures as they considered necessary in the circumstances, (4) their examinations and comparisons described under clauses (1) and (2) above disclosed no exceptions which, in their opinion, were material, relating to such Timeshare Loans or such Monthly Servicer Reports, or if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material, (5) on the basis of such examinations and comparison, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Timeshare Loans in compliance with this Indenture and the other Transaction Documents in all material respects and that such documents and records have been maintained in accordance with this Indenture and the other Transaction Documents in all material respects, except in each case for (A) such exceptions as such firm shall believe to be immaterial and (B) such other exceptions as shall be set forth in such written report. The report will also indicate that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 5.5(c), the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(d) Report on Proceedings and Servicer Event of Default. (i) Promptly upon a Responsible Officer of the Servicer’s obtaining Knowledge of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and its subsidiaries, as a whole, the Servicer shall send written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon obtaining Knowledge of the existence of any condition or event which constitutes a Servicer Event of Default, the Servicer shall send written notice to the Issuer, the Indenture Trustee and the Initial Purchaser describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.

Section 5.6 Records.

The Servicer shall maintain all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been Granted to the Indenture Trustee on behalf of the Noteholders and constitute part of the Collateral) at the address specified in Section 13.3 hereof or, upon fifteen (15) days’ notice to the Issuer and the Indenture Trustee, at such other place where any Servicing Officer of the Servicer is located (or upon 24 hours’ written notice if an Event of Default or Servicer Event of Default shall have occurred).

Section 5.7 Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain or cause to be maintained fidelity bond and errors and omissions insurance with respect to the Servicer in such form and in amounts as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables on behalf of institutional investors; provided that such insurance shall be in a minimum amount of $1,000,000 per policy and shall name the Indenture Trustee as an additional insured. No provision of this Section 5.7 requiring such fidelity bond or errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Indenture. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond or errors and omissions insurance coverage and, by the terms of such fidelity bond or errors and omissions insurance policy, the coverage afforded thereunder extends to the Servicer. Upon a request of the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee, a certification evidencing coverage under such fidelity bond and the errors and omissions insurance. Any such fidelity bond or errors and omissions insurance policy shall not be canceled or modified in a materially adverse manner without ten (10) Business Days’ prior written notice to the Indenture Trustee.

Section 5.8 Merger or Consolidation of the Servicer.

(a) The Servicer shall promptly provide written notice to the Indenture Trustee and the Rating Agency of any merger or consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or any of the Timeshare Loans and to perform its duties under this indenture.

(b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) is a company whose business includes the servicing of assets similar to the Timeshare Loans and shall be authorized to lawfully transact business in the state or states in which the related Timeshare Properties it is to service are situated; (ii) is a U.S. Person, and (iii) delivers to the Indenture Trustee (1) an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and the other Transaction Documents to which the Servicer is a party and (2) an opinion of counsel as to the enforceability of such agreement; provided, further, that the Rating Agency shall have confirmed that such action will not result in a downgrade or withdrawal of any rating assigned to the Class of Notes.

Section 5.9 Sub-Servicing.

(a) The Servicer may enter into one or more sub-servicing agreements with a sub-servicer upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Indenture. References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a sub-servicer on behalf of the Servicer. The Servicer shall be solely responsible for any sub-servicing fees due and payable to such sub-servicer.

(b) Notwithstanding any sub-servicing agreement, the Servicer shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Indenture, without diminution of such obligation or liability by virtue of such sub-servicing agreement, and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.

Section 5.10 Servicer Resignation.

The Servicer shall not resign from the duties and obligations hereby imposed on it under this Indenture unless and until (i) a successor servicer, acceptable to the Issuer, the Indenture Trustee and the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes, enters into an agreement in form and substance satisfactory to the Indenture Trustee, which contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture from and after the date of assumption and (ii) the ratings of the Notes will not be qualified, downgraded or withdrawn (as evidenced by a letter from each Rating Agency to the Indenture Trustee to such effect, which letter shall be obtained at the expense of the Servicer, without right of reimbursement). Upon such resignation, the Servicer shall comply with Section 5.4(b) hereunder.

Except as provided in the immediately preceding paragraph or elsewhere in this Indenture, or as provided with respect to the survival of indemnifications herein, the duties and obligations of a Servicer under this Indenture shall continue until this Agreement shall have been terminated as provided herein. The duties and obligations of a Servicer hereunder shall survive the exercise by the Indenture Trustee of any right or remedy under this Indenture or the enforcement by the Indenture Trustee of any provision of this Indenture.

Section 5.11 Fees and Expenses.

As compensation for the performance of its obligations under this Indenture, the Servicer shall be entitled to receive on each Payment Date, from amounts on deposit in the Collection Account and in the priorities described in Section 3.4 hereof, the Servicing Fee and any Additional Servicing Compensation. Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

Section 5.12 Access to Certain Documentation.

Upon ten (10) Business Days’ prior written notice (or one Business Day’s prior written notice after the occurrence and during the continuance of an Event of Default or a Servicer Event of Default), the Servicer will, from time to time during regular business hours, as requested by the Issuer, the Indenture Trustee or any Noteholder and, prior to the occurrence of a Servicer Event of Default, at the expense of the Issuer or such Noteholder and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit the Issuer, the Indenture Trustee or any Noteholder or its agents or representatives (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 5.13 No Offset.

Prior to the termination of this Indenture, the obligations of Servicer under this Indenture shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, the Indenture Trustee or any Noteholder, whether in respect of this Indenture, any Timeshare Loan or otherwise.

Section 5.14 Account Statements.

In connection with the Servicer’s preparation of the Monthly Servicer Reports, the Indenture Trustee agrees to deliver to the Servicer via electronic delivery a monthly statement providing account balances of each of the Trust Accounts.

Section 5.15 Indemnification; Third Party Claim.

The Servicer agrees to indemnify the Issuer, the Indenture Trustee, the Backup Servicer, the Custodian and the Noteholders from and against any and all actual damages (excluding economic losses related to the collectibility of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Indenture, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Indenture, or its release thereof except as contemplated by this Indenture; provided, however, the Servicer shall not be obligated to indemnify any party hereunder to the extent the related liability results from such party’s gross negligence or willful misconduct. The Servicer shall immediately notify the Issuer and the Indenture Trustee if it has Knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, the Servicer shall assume, with the consent of the Indenture Trustee, the defense of any such claim and pay all expenses in connection herewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it. In addition, so long as Silverleaf or any Affiliate thereof acts as Servicer, the Servicer hereby agrees to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense, including any loss, liability or expense directly or indirectly incurred (regardless of negligence or bad faith on the part of the Indenture Trustee or the Servicer) to the extent that such loss, liability or expense arose of out of or was imposed on the Indenture Trustee as a result of any penalty or other cost imposed by the Internal Revenue Service or other taxing authority. This Section 5.15 shall survive the termination of this Indenture or the resignation or removal of the Servicer hereunder.

Section 5.16 Backup Servicer.

(a) Backup Servicing Agreement. The Issuer, the Indenture Trustee, the Servicer and the Backup Servicer hereby agree to execute the Backup Servicing Agreement. The Backup Servicer shall be responsible for each of the duties and obligations imposed upon it by the provisions of the Backup Servicing Agreement and shall have no duties or obligations under any Transaction Document to which it is not a party.

(b) Termination of Servicer; Cooperation. In the event that the Servicer is terminated or resigns in accordance with the terms of this Indenture, the Backup Servicer agrees that the Backup Servicing Agreement will be terminated. The Backup Servicer agrees to cooperate in good faith with any successor Servicer to effect a transition of the servicing obligations by the Servicer and the Backup Servicer to any successor Servicer.

(c) Reserved.

(d) Backup Servicing Fee. The Backup Servicer shall receive its Backup Servicing Fee in accordance with Sections 3.4 or 6.6, as applicable.

(e) Termination of Backup Servicer. Notwithstanding anything to the contrary herein, the Indenture Trustee shall have the right to remove the Backup Servicer with or without cause at any time and replace the Backup Servicer pursuant to the provisions of the Backup Servicing Agreement. In the event that the Indenture Trustee shall exercise its rights to remove and replace Wells Fargo Bank, National Association as Backup Servicer, Wells Fargo Bank, National Association shall have no further obligation to perform the duties of the Backup Servicer under this Indenture. In the event of a termination of the Backup Servicing Agreement prior to the termination or resignation of Silverleaf as the Servicer hereunder, the Indenture

Trustee shall appoint a successor Backup Servicer reasonably acceptable to the Indenture Trustee. Upon the termination or resignation of the Backup Servicer, the Indenture Trustee shall be deemed to represent, warrant and covenant that it will service or engage a subservicer to perform each of the servicing duties and responsibilities described in this Indenture.

Section 5.17 Reserved.

Section 5.18 Recordation.

As soon as practicable after the Closing Date or Transfer Date, as applicable (but in no event later than 10 Business Days or 60 days with respect to Timeshare Loans for which the original Mortgages are still at the related recording office) after such date, the Servicer shall cause all Assignments of Mortgage in respect of the Timeshare Loans to be recorded in the appropriate offices. The Servicer agrees to cause all evidences of recordation to be delivered to the Custodian to be held as part of the Timeshare Loan Files.

ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

Section 6.1 Events of Default.

“Event of Default” wherever used herein with respect to Notes, means any one of the following events:

(a) a default in the making of Interest Distribution Amounts, Principal Distribution Amounts, Deferred Interest Amounts or any other payments in respect of any Note when such become due and payable, and continuance of such default for five (5) Business Days; or

(b) failure by Silverleaf, in its capacity as the Originator to purchase any Defective Timeshare Loan or substitute a Qualified Substitute Loan for a Defective Timeshare Loan within the specified time period; or

(c) a non-monetary default in the performance, or breach, of any covenant of the Issuer or the General Partner in this Indenture (other than a covenant dealing with a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section 6.1), the continuance of such default or breach for a period of 30 days (or if the Issuer or the General Partner, as applicable, shall have provided evidence satisfactory to the Indenture Trustee that such covenant cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Issuer first acquiring Knowledge thereof, and (y) the Indenture Trustee’s giving written notice thereof to the Issuer or the General Partner, as applicable; or

(d) if any representation or warranty of the Issuer or the General Partner, as applicable, made in this Indenture shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or if the Issuer or the General Partner, as applicable, shall have provided evidence satisfactory to the Indenture Trustee that such representation or warranty cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Issuer or the General Partner, as applicable, first acquiring Knowledge thereof, and (y) the Indenture Trustee’s giving written notice thereof to the Issuer or the General Partner, as applicable; or

(e) the entry by a court having jurisdiction over the Issuer or the General Partner of (i) a decree or order for relief in respect of the Issuer or the General Partner in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Issuer or the General Partner as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer or the General Partner under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the General Partner, or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(f) the commencement by the Issuer or the General Partner of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Issuer or the General Partner in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Issuer or the General Partner of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Issuer or the General Partner to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Issuer or the General Partner or of any substantial part of their respective property, or the making by the Issuer or the General Partner of an assignment for the benefit of creditors, or the Issuer’s or the General Partner’s failure to pay their respective debts generally as they become due, or the taking of corporate action by the Issuer or the General Partner in furtherance of any such action; or

(g) the Issuer or the General Partner becoming subject to registration as an “investment company” under the Investment Company Act of 1940, as amended; or

(h) the impairment of the validity of any security interest of the Indenture Trustee in the Collateral in any material respect, except as expressly permitted hereunder, or the creation of any material encumbrance on or with respect to the Collateral or any portion thereof not otherwise permitted, which is not stayed or released within ten (10) days of the Issuer having Knowledge of its creation; or

(i) (A) the occurrence and continuance of the Servicer Event of Default set forth under Section 5.4(a)(iii) hereof or (B) the occurrence and continuance of a Servicer Event of Default (other than as described in the immediately preceding clause (A), Section 5.4(a)(ix) and Section 5.4(a)(x) hereof) that is uncured for two consecutive Due Periods; or

(j) on any Payment Date, after application of all Available Funds, the sum of the Aggregate Loan Balance and the sum of the amounts on deposit in the Reserve Account and the Prefunding Account is less than the aggregate Outstanding Note Balance; or

(k) failure by the Originator as the Servicer to maintain a perfected, first priority ownership interest (and backup security interest) in the Timeshare Loans in favor of the Issuer.

For the avoidance of doubt, the amount of principal and Deferred Interest Amounts required to be paid to Noteholders pursuant to this Indenture is generally limited to the Available Funds in the Collection Account. Therefore, the failure to pay principal and Deferred Interest Amounts on the Notes generally will not result in the occurrence of an Event of Default until the Stated Maturity.

Section 6.2 Acceleration of Maturity; Rescission and Annulment.

(a) Upon the occurrence and continuance of an Event of Default, if (i) such Event of Default of the kind specified in Section 6.1(e) or Section 6.1(f) above occurs, (ii) an Event of Default of the kind specified in Section 6.1(a) above occurs and either (x) the Aggregate Loan Balance of the Timeshare Loans is less than the Aggregate Outstanding Note Balance due to a default on one or more of the Timeshare Loans or (y) such Event of Default specified in Section 6.1(a) above continues for two consecutive Payment Dates, then each Class of Notes shall automatically become due and payable at its Outstanding Note Balance together with all accrued and unpaid interest thereon.

(b) Upon the occurrence and continuance of an Event of Default, if such Event of Default is of the kind specified in Section 6.1(a) above (other than as described in Section 6.2(a) above), the Indenture Trustee shall, upon notice from Holders representing at least 66-2/3% of the Adjusted Note Balance of the most senior Class of Notes then Outstanding (and, if payment of interest and principal on the most senior Class of Notes then Outstanding is current, the consent of the Holders representing at least 66-2/3% of the Adjusted Note Balance of the most senior Class of Notes which has failed to receive one or more payments of interest or principal), declare each Class of Notes to be immediately due and payable at its Outstanding Note Balance plus all accrued and unpaid interest thereon.

(c) Upon the occurrence and continuance of an Event of Default, if such Event of Default (other than an Event of Default of the kind described in Sections 6.2(a) or (b) above) shall occur and is continuing, the Indenture Trustee shall, upon notice from Holders representing at least 66-2/3% of the Adjusted Note Balance of the most senior Class of Notes then Outstanding, declare each Class of Notes to be immediately due and payable at its outstanding Note Balance plus all accrued and unpaid interest thereon.

(d) Upon any such declaration or automatic acceleration, the Outstanding Note Balance of each Class of Notes together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer. The Indenture Trustee shall promptly send a notice of any declaration or automatic acceleration to each Rating Agency.

(e) At any time after such a declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders representing at least 66-2/3% of the Outstanding Note Balance of the most senior Class Outstanding (and, if the consent of another Class shall have been required for such declaration, Holders representing at least 66-2/3% of the Outstanding Note Balance of such Class) by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if-

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)
all principal due on any Class of Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit,

(B)
all interest due with respect to any Class of Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the applicable Note Rate, and

(C)
all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Indenture Trustee and the Servicer, its agents and counsel;

and

(ii) all Events of Default with respect to the Notes, other than the non-payment of the Outstanding Note Balance of each Class of Notes which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.

(f) An automatic acceleration under Section 6.2(a) may only be rescinded and annulled by Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then Outstanding.

(g) Notwithstanding Section 6.2(d) and (e) above, (i) if the Indenture Trustee shall have commenced making payments as described in Section 6.6, no acceleration may be rescinded or annulled and (ii) no rescission shall affect any subsequent Events of Default or impair any rights consequent thereon.

Section 6.3 Remedies.

(a) If an Event of Default with respect to the Notes occurs and is continuing of which a Responsible Officer of the Indenture Trustee has Knowledge, the Indenture Trustee shall immediately give notice to each Noteholder as set forth in Section 7.2 and shall solicit such Noteholders for advice. The Indenture Trustee shall then take such action as so directed by the

Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then Outstanding subject to the provisions of this Indenture.

(b) Following any acceleration of the Notes, the Indenture Trustee shall have all of the rights, powers and remedies with respect to the Collateral as are available to secured parties under the UCC or other applicable law, subject to the limitations set forth in subsection (d) below and provided such action is not inconsistent with any other provision of this Agreement. Such rights, powers and remedies may be exercised by the Indenture Trustee in its own name as trustee under this Indenture.

(c) (i) If an Event of Default specified in Section 6.1(a) above occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee under this Indenture against the Issuer for the Aggregate Outstanding Note Balance and interest remaining unpaid with respect to the Notes.

(ii) Subject to the provisions set forth herein, if an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, and at the instruction of the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then outstanding shall, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial or other proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Indenture Trustee shall notify the Issuer, the Rating Agency, the Servicer and the Noteholders of any such action.

(d) If the Indenture Trustee shall have received instructions, within 45 days from the date notice pursuant to Section 6.3(a) is first given, from Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then Outstanding that such Persons approve of or request the liquidation of all of the Timeshare Loans, the Indenture Trustee shall to the extent lawful, promptly sell, dispose of or otherwise liquidate all of the Timeshare Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids from third parties including any Noteholder (other than Silverleaf or any Affiliates thereof), such bids to be approved by the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then Outstanding. The Indenture Trustee may obtain a prior determination from any conservator, receiver or liquidator of the Issuer that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

Section 6.4 Indenture Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding related to the Issuer, or any other obligor in respect of the Notes, or the property of the Issuer, or such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any predecessor Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel) and of the Noteholders allowed in such judicial proceeding;

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

(iv) and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 7.6 hereof.

(b) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize, consent to, accept or adopt on behalf of any Noteholder any plan of reorganization, agreement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or affecting the Timeshare Loans or the other assets included in the Collateral or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.5 Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture, the Notes, the Timeshare Loans or the other assets included in the Collateral may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee under this Indenture, and any recovery of judgment shall, after provisions for the payment of reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been recovered, and distributed pursuant to the priorities contemplated by Section 3.4 and Section 6.6 hereof, as applicable.

Section 6.6 Application of Money Collected.

(a) If a Payment Default Event shall have occurred and the Indenture Trustee has not yet effected the remedies under Section 6.3(d) and Section 6.16 hereof, any money collected by the Indenture Trustee in respect of the Collateral and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including, without limitation, the amounts on deposit in the General Reserve Account, the Senior Reserve Account, the Prefunding Account and the Capitalized Interest Account shall be applied in accordance with the order set forth in Section 3.4(d) hereof.

(b) If (i) a Payment Default Event shall have occurred and (ii) the Indenture Trustee shall have effected a sale of the Collateral under Section 6.3(d) and Section 6.16 hereof ((i) and (ii), a “Default Acceleration Event”), any money collected by the Indenture Trustee in respect of the Collateral and any other money that may be held hereafter by the Indenture Trustee as security for the Notes, including without limitation the Amounts on deposit in the General Reserve Account, the Senior Reserve Account, the Prefunding Account and the Capitalized Interest Account (all such amounts, collectively “Default Collections”) shall be applied in the following order on each Payment Date:

(i) to the Indenture Trustee, any accrued and unpaid Indenture Trustee Fees and any extraordinary out-of-pocket expenses of the Indenture Trustee incurred and not reimbursed as of such date;

(ii) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates and to the successor servicer, if any, the Servicer Termination Costs, if any (up to a cumulative total of $100,000);

(iii) to the Backup Servicer, the Backup Servicing Fee, plus any unpaid Backup Servicing Fees with respect to prior Payment Dates;

(iv) to the extent not paid by the Servicer, to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates;

(v) to the extent not paid by the Servicer, to the Lockbox Bank, the Lockbox Fee, plus any accrued and unpaid Lockbox Fees from prior Payment Dates;

(vi) to the Class A Noteholders, the Class A Interest Distribution Amount;

(vii) to the Class A Noteholders, the Class A Deferred Interest Amount, if any;

(viii) to the Class A Noteholders, all remaining Default Collections until the Outstanding Note Balance of the Class A Notes is reduced to zero;

(ix) to the Class B Noteholders, the Class B Interest Distribution Amount;

(x) to the Class B Noteholders, the Class B Deferred Interest Amount, if any;

(xi) to the Class B Noteholders, all remaining Default Collections until the Outstanding Note Balance of the Class B Notes is reduced to zero;

(xii) to the Class C Noteholders, the Class C Interest Distribution Amount;

(xiii) to the Class C Noteholders, the Class C Deferred Interest Amount, if any;

(xiv) to the Class C Noteholders, all remaining Default Collections until the Outstanding Note Balance of the Class C Notes is reduced to zero;

(xv) to the Class D Noteholders, the Class D Interest Distribution Amount;

(xvi) to the Class D Noteholders, the Class D Deferred Interest Amount, if any;

(xvii) to the Class D Noteholders, all remaining Default Collections until the Outstanding Note Balance of the Class D Notes is reduced to zero;

(xviii) to the Class E Noteholders, the Class E Interest Distribution Amount;

(xix) to the Class E Noteholders, the Class E Deferred Interest Amount, if any;

(xx) to the Class E Noteholders, all remaining Default Collections until the Outstanding Note Balance of the Class E Notes is reduced to zero;

(xxi) to the Class F Noteholders, the Class F Interest Distribution Amount;

(xxii) to the Class F Noteholders, the Class F Deferred Interest Amount, if any;

(xxiii) to the Class F Noteholders, all remaining Default Collections until the Outstanding Note Balance of the Class F Notes is reduced to zero;

(xxiv) to the Class G Noteholders, the Class G Interest Distribution Amount;

(xxv) to the Class G Noteholders, the Class G Deferred Interest Amount, if any;

(xxvi) to the Class G Noteholders, all remaining Default Collections until the Outstanding Note Balance of the Class G Notes is reduced to zero; and

(xxvii) to the Issuer, any remaining amounts.

(c) Notwithstanding the occurrence and continuation of an Event of Default, prior to the occurrence of a Payment Default Event or Default Acceleration Event, Noteholders shall continue to be paid in the manner and priorities described in Section 3.4(a) hereof.

Section 6.7 Limitation on Suits.

No Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for any other remedy hereunder, unless:

(a) there is a continuing Event of Default and such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity (which may be in the form of written assurances) against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Indenture Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Holders representing at least 66-2/3% of the adjusted Note Balance of each Class of Notes Outstanding;

(e) it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the ratable benefit of all such Noteholders. It is further understood and intended that so long as any portion of the Notes remains Outstanding, the Servicer shall not have any right to institute any proceeding, judicial or otherwise, with respect to its Indenture (other than for the enforcement of Section 3.4 hereof) or for the appointment of a receiver or trustee (including without limitation a proceeding under the Bankruptcy Code), or for any other remedy hereunder. Nothing in this Section 6.7 shall be construed as limiting the rights of otherwise qualified Noteholders to petition a court for the removal of a Indenture Trustee pursuant to Section 7.8 hereof.

Section 6.8 Unconditional Right of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on the Notes to recoveries from the property comprising the Collateral, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of, and interest on, such Note as such payments of principal and interest become due, including on the Stated Maturity, and such right shall not be impaired without the consent of such Noteholder.

Section 6.9 Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such noteholder, then and, in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders continue as though no such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in the last paragraph of Section 2.5 hereof, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and’ as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 6.12 Control by Noteholders.

Except as may otherwise be provided in this Indenture, until such time as the conditions specified in Sections 11.1(a)(i) and (ii) hereof have been satisfied in full, the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee; with respect to the Notes. Notwithstanding the foregoing:

(i) no such direction shall be in conflict with any rule of law or with this Indenture;

(ii) the Indenture Trustee shall not be required to follow any such direction which the Indenture Trustee reasonably believes might result in any personal liability on the part of the Indenture Trustee for which the Indenture Trustee is not adequately indemnified; and

(iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with any such direction; provided that the Indenture Trustee shall give notice of any such action to each Noteholder.

Section 6.13 Waiver of Events of Default.

(a) Unless a Default Acceleration Event shall have occurred, the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

(i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or

(ii) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected (which only may be waived by the Holders of all Outstanding Notes affected).

(b) A copy of each waiver pursuant to Section 6.13(a) above shall be furnished by the Issuer to the Indenture Trustee and each Noteholder. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 6.14 Undertaking for Costs.

All parties to this Indenture agree (and each Holder of any Note by its acceptance hereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) to any suit instituted by any Noteholder, or group of noteholders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes outstanding, or (iii) to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the Stated Maturity, as applicable.

Section 6.15 Reserved.

Section 6.16 Collateral.

(a) The power to effect the sale of the Collateral pursuant to Section 6.3 hereof shall continue unimpaired until all the Collateral shall have been sold or all amounts payable on the Notes shall have been paid or losses allocated thereto and borne thereby. The Indenture Trustee may from time to time, upon directions in accordance with Section 6.12 hereof, postpone any public sale by public announcement made at the time and place of such sale.

(b) Unless required by applicable law, the Indenture Trustee shall not sell to a third party the Collateral, or any portion thereof except as permitted under Section 6.3(d) hereof.

(c) In connection with a sale of the Collateral:

(i) any one or more Noteholders (other than Silverleaf or any Affiliates thereof) may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder (other than Silverleaf or any Affiliates thereof) may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders after being appropriately stamped to show such partial payment;

(ii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring the Indenture Trustee’s interest in the Collateral without recourse, representation or warranty in any portion of the Collateral in connection with a sale thereof;

(iii) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale;

(iv) no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(v) The method, manner, time, place and terms of any sale of the Collateral shall be commercially reasonable.

(vi) Except as set forth in Section 5.3(b)(iv) hereof, none of Silverleaf or its Affiliates may bid for and purchase the Timeshare Loans offered for sale by the Indenture Trustee in Section 6.16(c)(i) above.

Section 6.17 Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any other Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any other Transaction Document. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with the provisions of this Indenture.

Section 6.18 Performance and Enforcement of Certain Obligations.

Promptly following a request from the Indenture Trustee, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Originator and the Servicer, as applicable, of each of their respective obligations to the Issuer under or in connection with the Transfer Agreement, the Loan Sale Agreement and any other Transaction Document and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer Agreement, the Loan Sale Agreement or any other Transaction Document to the extent, and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Originator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Originator or the Servicer of each of their obligations under the Transfer Agreement, the Loan Sale Agreement and the other Transaction Documents.

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.1 Certain Duties.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee. Except as expressly set forth herein, the Indenture Trustee shall have no obligation to monitor the performance of the Servicer under the Transaction Documents.

(b) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed herein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; provided, however, the Indenture Trustee shall not be required to verify or recalculate the contents thereof.

(c) In case an Event of Default or a Servicer Event of Default (resulting in the appointment of the Indenture Trustee as successor Servicer) has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, however, that no provision in this Indenture shall be construed to limit the obligations of the Indenture Trustee to provide notices under Section 7.2 hereof.

(d) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity acceptable to the Indenture Trustee (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

(i) this Section shall not be construed to limit the effect of Section 7.1(a) and (b) above,

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of the requisite principal amount of the outstanding Notes, or in accordance with any written direction delivered to it under Sections 6.2(a), (b) or (c) hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.1.

(g) The Indenture Trustee makes no representations or warranties with respect to the Timeshare Loans or the Notes or the validity or sufficiency of any assignment of the Timeshare Loans to the Issuer or their pledge to the Indenture Trustee under this Indenture.

(h) Notwithstanding anything to the contrary herein, the Indenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.2 Notice of Events of Default.

The Indenture Trustee shall promptly (but, in any event, within three (3) Business Days) notify the Issuer, the Servicer, the Rating Agency and the Noteholders upon a Responsible Officer obtaining actual knowledge of any event which constitutes an Event of Default or a Servicer Event of Default or would constitute an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both.

Section 7.3 Certain Matters Affecting the Indenture Trustee.

Subject to the provisions of Section 7.1 hereof:

(a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request or direction of any Noteholders, the Issuer, or the Servicer mentioned herein shall be in writing;

(c) Whenever in the performance of its duties hereunder the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an opinion of counsel;

(d) The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be deemed authorization in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

(e) Prior to the occurrence of an Event of Default or after the curing of all Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by Noteholders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand;

(f) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be an Affiliate of the Indenture Trustee), and the Indenture Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and

(g) Delivery of any reports, information and documents to the Indenture Trustee provided for herein or any other Transaction Document is for informational purposes only (unless otherwise expressly stated), and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 7.4 Indenture Trustee Not Liable for Notes or Timeshare Loans.

(a) The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Transaction Document, the Notes (other than the authentication thereof) or of any Timeshare Loan. The Indenture Trustee shall not be accountable for the use or application by the Issuer of funds paid to the Issuer in consideration of conveyance of the Timeshare Loans and related assets to the Indenture Trustee on behalf of the Noteholders.

(b) The Indenture Trustee (in its capacity as Indenture Trustee) shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Timeshare Loan, the existence or validity of any Timeshare Loan, the validity of the assignment of any Timeshare Loan to the Indenture Trustee on behalf of the Noteholders or of any intervening assignment, the review of any Timeshare Loan, any Timeshare Loan File, the completeness of any Timeshare Loan File, the receipt by the Custodian of any Timeshare Loan or Timeshare Loan File (it being understood that the Indenture Trustee has not reviewed and does not intend to review such matters), the performance or enforcement of any Timeshare Loan, the compliance by the Servicer or the Issuer with any covenant or the breach by the Servicer or the Issuer of any warranty or representation made hereunder or in any Transaction Document or the accuracy of any such warranty or representation, the acts or omissions of the Servicer, the Issuer or any Obligor, or any action of the Servicer or the Issuer taken in the name of the Indenture Trustee.

Section 7.5 Indenture Trustee May Own Notes.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not the Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may become the owner or pledgee of Notes with the same rights as it would have if it were not the Paying Agent, Note Registrar, co-registrar or co-paying agent.

Section 7.6 Indenture Trustee's Fees and Expenses.

On each Payment Date, the Indenture Trustee shall be entitled to the Indenture Trustee Fee and reimbursement of out-of-pocket expenses incurred by it in connection with its responsibilities hereunder in the priorities provided in Sections 3.4 or 6.6 hereof, as applicable.

Section 7.7 Eligibility Requirements for Indenture Trustee.

Other than the initial Indenture Trustee, the Indenture Trustee hereunder shall at all times (a) be a corporation, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “Baa1” from Moody’s and “BBB” from S&P, and (e) shall be acceptable to Noteholders representing at least 66-2/3% of the Adjusted Note Balance of the each Class of Notes. If such institution publishes reports of condition at least annually, pursuant to or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.7, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.7, the Indenture Trustee shall resign in the manner and with the effect specified in Section 7.8 below.

Section 7.8 Resignation or Removal of Indenture Trustee.

(a) The Indenture Trustee may at any time resign and be discharged with respect to the Notes by giving 60 days’ prior written notice thereof to the Servicer, the Issuer, the Rating Agency and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by Noteholders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes within 30 days after prior written notice, by written instrument, in sextuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the Rating Agency, the Noteholders, the successor Indenture Trustee and the predecessor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.7 hereof and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall be legally unable to act, fails to perform in any material respect its obligations under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer or Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes may direct the Issuer to remove the Indenture Trustee. If it removes the Indenture Trustee under the authority of the immediately preceding sentence, the Issuer shall promptly appoint a successor Indenture Trustee not objected to by Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes, within 30 days after prior written notice, by written instrument, in sextuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the Noteholders, the Rating Agency, the successor Indenture Trustee and the predecessor Indenture Trustee.

(c) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 7.8 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.9 hereof.

Section 7.9 Successor Indenture Trustee.

(a) Any successor Indenture Trustee appointed as provided in Section 7.8 hereof shall execute, acknowledge and deliver to each of the Servicer, the Issuer, the Rating Agency, the Noteholders and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor Indenture Trustee hereunder with like effect as if originally named Indenture Trustee. The predecessor Indenture Trustee shall deliver or cause to be delivered to the successor Indenture Trustee or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Indenture Trustee of all such rights, powers, duties and obligations.

(b) In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Collateral hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same allocated trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates; but, on request of the Issuer or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those to which the appointment of such successor Indenture Trustee relates.

Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in the preceding paragraph.

(c) No successor Indenture Trustee shall accept appointment as provided in this Section 7.9 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 7.7 hereof.

(d) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.9, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to each Noteholder at its address as shown in the Note Register. If the Servicer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer and the Servicer.

Section 7.10 Merger or Consolidation of Indenture Trustee.

Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section. 7.7 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.11 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) At any time or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, the Servicer or the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes, by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Issuer and the Servicer, one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Collateral, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act. Notwithstanding the appointment of any separate or co-trustee, the Indenture Trustee shall remain obligated and liable for the obligations of the Indenture Trustee under this Indenture.

(b) The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights, or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Collateral or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustees jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. In any case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Collateral and all assets, property, rights, power duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate. trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 7.11.

(d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties and obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Timeshare Properties in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees; (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such trustee except jointly with, or with the consent of, the Indenture Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time, the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to such law, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

(e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

(f) Notwithstanding any other provision of this Section 7.11, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.

Section 7.12 Paying Agent and Note Registrar Rights.

So long as the Indenture Trustee is the Paying Agent and Note Registrar, the Paying Agent and Note Registrar shall be entitled to the rights, benefits and immunities of the Indenture Trustee as set forth in Article VII to the same extent and as fully as though named in place of the Indenture Trustee herein. The Paying Agent shall be compensated out of the Indenture Trustee Fee.

Section 7.13 Authorization.

The Issuer hereby authorizes and directs the Indenture Trustee to enter into the Lockbox Agreement. Pursuant to the Lockbox Agreement, the Indenture Trustee agrees to cause to be established and maintained an account (the “Lockbox Account”) for the benefit of the Noteholders. The Lockbox Account will be titled as follows “Silverleaf Timeshare Loan-Backed Notes, Series 2006-A—Blocked Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee is authorized and directed to act as titleholder of the Lockbox Account in accordance with the terms of the Lockbox Agreement for the benefit of the Noteholders with interests in the funds on deposit in such accounts. In addition, the Indenture Trustee is hereby authorized to enter into, execute, deliver and perform under, each of the applicable Transaction Documents and the Depository Agreement. The Lockbox Bank will be required to transfer and will be permitted to withdraw funds from the Lockbox Account in accordance with the Lockbox Agreement.

Section 7.14 Maintenance of Office or Agency.

The Indenture Trustee will maintain in the City of Minneapolis, Minnesota, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Indenture Trustee in respect of the Notes and this Indenture may be served. The Indenture Trustee will give prompt written notice to the Issuer, the Servicer and the Noteholders of the location, and of any change in the location, of any such office or agency or shall fail to furnish the Issuer or the Servicer with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

ARTICLE VIII

COVENANTS OF THE ISSUER AND THE GENERAL PARTNER

Section 8.1 Payment of Principal and Interest.

The Issuer will cause the due and punctual payment of the principal of, and interest on, the Notes in accordance with the terms of the Notes and this Indenture.

Section 8.2 Reserved.

Section 8.3 Money for Payments to Noteholders to Be Held in Trust.

(a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts pursuant to Sections 3.4 or 6.6 hereof shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances, except as provided in this Section 8.3, in Section 3.4 or Section 6.6, as the case may be.

(b) In making payments hereunder, the Indenture Trustee will hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

(c) Except as required by applicable law, any money held by the Indenture Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note shall not bear interest and if remaining unclaimed for two (2) years after such amount has become due and payable to the Noteholder shall be discharged from such trust and, subject to applicable escheat laws, and so long as no Event of Default has occurred and is continuing, paid to the Issuer upon request; otherwise, such amounts shall be redeposited in the Collection Account as Available Funds, and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or the Paying Agent, before being required to make any such repayment, shall cause to be published once, at the expense and direction of the Issuer, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee or the Paying Agent shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable) from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder.

(d) The Issuer will cause each Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 8.3, that such Paying Agent will:

(i) give the Indenture Trustee notice of any occurrence that is, or with notice or with the lapse of time or both would become, an Event of Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(ii) at any time during the continuance of any such occurrence described in clause (i) above, upon the written request of the Indenture Trustee, pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iii) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(iv) comply with all requirements of the Code or any applicable state law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such monies.

Section 8.4 Existence; Merger; Consolidation, etc.

(a) The Issuer will keep in full effect its existence, rights and franchises as a limited partnership under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Timeshare Loans.

(b) The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, and (iii) all requisite and appropriate formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

(c) The Issuer shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.

(d) The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 8.4 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

(e) The General Partner will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Timeshare Loans.

(f) The General Partner shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, and (iii) all requisite and appropriate formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

(g) The General Partner shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.

(h) The General Partner shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the General Partner shall be in compliance with this Section 8.4 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 8.5 Protection of Collateral; Further Assurances.

(a) Each of the Issuer and the General Partner will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:

(i) Grant more effectively the assets comprising all or any portion of the Collateral;

(ii) maintain or preserve the Lien of this Indenture or carry out more effectively the purposes hereof;

(iii) publish notice of, or protect the validity of, any Grant made or to be made by this Indenture and perfect the security interest contemplated hereby in favor of the Indenture Trustee in each of the Timeshare Loans and all other property included in the Collateral; provided, that the Issuer shall not be required to cause the recordation of the Indenture Trustee’s name as Lien holder on the related title documents for the Timeshare Properties so long as no Event of Default has occurred and is continuing;

(iv) enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided, however, the Issuer will not cause the Servicer to obtain on behalf of the Indenture Trustee or the Noteholders, any Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Indenture Trustee or the Noteholders (including, but not limited to, actions which would cause the Indenture Trustee or the related Noteholders to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of Property not in compliance with applicable environmental statutes); and

(v) preserve and defend title to the Timeshare Loans (including the right to receive all payments due or to become due thereunder), the interests in the Timeshare Properties, or other property included in the Collateral and preserve and defend the rights of the Indenture Trustee in the Collateral (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.

(b) Each of the Issuer and the General Partner will not take any action and will use its commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or the Custodial Agreement or such other instrument or agreement.

(c) The Issuer may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer, provided, however that no appointment of such Person shall relieve the Issuer of its duties and obligations hereunder. Initially, the Issuer has contracted with the Servicer, Indenture Trustee and the Custodian pursuant to this Indenture to assist the Issuer in performing its duties under this Indenture and the other Transaction Documents.

(d) The Issuer and the General Partner will punctually perform and observe all of their respective obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Collateral.

(e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Noteholders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Timeshare Loan (except to the extent otherwise provided in this Indenture or in the Timeshare Loan Documents) or the Transaction Documents, or waive timely performance or observance by the Servicer, the Indenture Trustee, the Custodian or the Paying Agent under this Indenture; and (ii) that any such amendment shall not (A) reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and the Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee, to execute and deliver, at its own expense, such agreements, instruments, consents and other documents as the Indenture may deem necessary or appropriate in the circumstances.

The Issuer, upon the Issuer’s failure to do so, hereby irrevocably designates the Indenture Trustee and the Servicer, severally, its agents and attorneys-in-fact to execute any financing statement or continuation statement or Assignment of Mortgage required pursuant to this Section 8.5; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants, and provided, further, that the duty of the Indenture Trustee or the Servicer to execute any instrument required pursuant to this Section 8.5 shall arise only if a Responsible Officer of the Indenture Trustee or the Servicer, as applicable, has Knowledge of any failure of the Issuer to comply with the provisions of this Section 8.5.

Section 8.6 Additional Covenants.

(a) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Collateral except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes (other than amounts properly withheld from such payments under the Code) or any applicable state law or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any portion of the Collateral; or

(iii) engage in any business or activity other than as permitted by the Limited Partnership Agreement, this Indenture and the other Transaction Documents and any activities incidental thereto;

(iv) issue debt of obligations under any indenture other than this Indenture;

(v) incur or assume, directly or indirectly, any indebtedness, except for such indebtedness as may be incurred by the Issuer pursuant to this Indenture, or guaranty any indebtedness or other obligations of any Person (other than the Timeshare Loans), or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person (other than the Timeshare Loans);

(vi) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

(vii) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Resort Interests and arising solely as a result of an act or omission of the related Obligor) other than the Lien of this Indenture or (C) except as otherwise contemplated in this Indenture, permit the Lien of this Indenture (other than with respect to any Permitted Liens or such tax, mechanics’ or other lien) not to constitute a valid first priority security interest in the Collateral;

(viii) take any other action or fail to take any actions which may cause the Issuer to be taxable as an association pursuant to Section 7701 of the Code and the corresponding regulations, (b) a publicly traded partnership taxable as a corporation pursuant to Section 7704 of the Code and the corresponding regulations or (c) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations; or

(ix) change the location of its principal place of business without prior notice to the Indenture Trustee and the Noteholders.

(b) The General Partner will not:

(i) engage in any business or activity other than as permitted by the Limited Partnership Agreement, this Indenture and the other Transaction Documents and any activities incidental thereto;

(ii) incur or assume, directly or indirectly, any indebtedness, or guaranty any indebtedness or other obligations of any Person, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person (other than the Issuer);

(iii) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

(iv) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Resort Interests and arising solely as a result of an act or omission of the related Obligor) other than the Lien of this Indenture or (C) except as otherwise contemplated in this Indenture, permit the Lien of this Indenture (other than with respect to any Permitted Liens or such tax, mechanics’ or other lien) not to constitute a valid first priority security interest in the Collateral;

(v) take any other action or fail to take any actions which may cause the General Partner to be taxable as an association pursuant to Section 7701 of the Code and the corresponding regulations, (b) a publicly traded partnership taxable as a corporation pursuant to Section 7704 of the Code and the corresponding regulations or (c) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations; or

(vi) change the location of its principal place of business without the prior notice to the Indenture Trustee and the Noteholders.

(c) Notice of Events of Defaults. Immediately upon the Issuer or the General Partner, as applicable, having Knowledge of the existence of any condition or event which constitutes a Default or an Event of Default or a Servicer Event of Default, the Issuer or the General Partner, as applicable, shall deliver to the Indenture Trustee a written notice describing its nature and period of existence and what action the Issuer or the General Partner, as applicable, is taking or proposes to take with respect thereto.

(d) Report on Proceedings. Promptly upon the Issuer’s or the General Partner’s, as applicable, becoming aware of (i) any proposed or pending investigation of it by any governmental authority or agency; or (ii) any pending or proposed court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Issuer or the General Partner, as applicable, the Issuer or the General Partner, as applicable, shall deliver to the Indenture Trustee a written notice specifying the nature of such investigation or proceeding and what action the Issuer or the General Partner, as applicable, is taking or proposes to take with respect thereto and evaluating its merits.

Section 8.7 Taxes.

Each of the Issuer and the General Partner shall pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Collateral, except to the extent the Issuer or the General Partner, as applicable, is contesting the same in good faith and has set aside adequate reserves in accordance with accounting principles generally accepted in the United States for the payment thereof.

Section 8.8 Restricted Payments.

Except as otherwise permitted under the Transaction Documents, neither the Issuer nor the General Partner, shall directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or the General Partner, as applicable, or otherwise with respect to any ownership or equity interest or security in or of the Issuer or the General Partner, as applicable, the Originator or the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any ownership or equity interest or security in or of the Issuer or the General Partner, as applicable, the Originator or the Servicer or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer or the General Partner, as applicable, may make, or cause to be made, payments and distributions to or on behalf of the Servicer, the Originator, the Indenture Trustee and the Noteholders as contemplated by, and to the extent funds are available for such purpose under, this Indenture or the other Transaction Documents; and, provided, further, that the Issuer may make cash distributions to its members from funds available pursuant to Section 3.4(a)(xviii), 3.4 (d)(xxii) or 6.6(b)(xxvii). The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Indenture and the other Transaction Documents.

Section 8.9 Treatment of Notes as Debt for Tax Purposes.

The Issuer shall treat the Notes as indebtedness for all federal, state and local income and franchise tax purposes.

Section 8.10 Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 8.11 Compliance with Limited Partnership Agreement and LLC Agreement

The Issuer shall comply with and shall not amend the Limited Partnership Agreement without the consent of the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then Outstanding if such amendment would have a material adverse effect on the rights of the Noteholders. In addition, the Issuer shall not amend in any material respect the Limited Partnership Agreement without providing the Rating Agency with notice no later than the tenth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and provided that the Rating Agency has not informed the Issuer that the rating of any Class of Notes Outstanding will be withdrawn or reduced as a result of such amendment.

The General Partner shall comply with and shall not amend the Limited Liability Company Agreement without the consent of the Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then Outstanding if such amendment would have a material adverse effect on the rights of the Noteholders. In addition, the General Partner shall not amend in any material respect the Limited Liability Company Agreement without providing the Rating Agency with notice no later than the tenth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and provided that the Rating Agency has not informed the General Partner that the rating of any Class of Notes Outstanding will be withdrawn or reduced as a result of such amendment.

Section 8.12  Separateness Covenants

(a) The Issuer shall:

(i) Maintain its own deposit and other account or accounts, separate from those of any Affiliate. The funds of the Issuer will not be diverted to any other Person or for other than the use of the Issuer, and, except as may be expressly permitted by this Indenture or the other Transaction Documents, the funds of the Issuer shall not be commingled with those of any Affiliate of the Issuer.

(ii) Ensure that, to the extent that it shares the same officers or other employees as any of its partners or Affiliates the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii) Ensure that, to the extent that it jointly contracts with any of its partners or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. Except as otherwise contemplated by the Transaction Documents, all material transactions between the Issuer and any of its Affiliates shall be only on an arm's-length basis.

(iv) Maintain an office and a telephone number separate from those of each of its partners and Affiliates other than Affiliates that are bankruptcy remote entities. To the extent that the Issuer and any of its partners or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(v) Ensure that decisions with respect to its business and daily operations shall be independently made by the Issuer and shall not be dictated by any Affiliate of the Issuer.

(vi) Act solely in its own name and through its own authorized officers and agents. The Issuer shall at all times use its own stationery.

(vii) Other than organizational expenses and as contemplated by the Transaction Documents, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(viii) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any Affiliate nor make any loans to any Person.

(ix) Ensure that any financial reports required by it shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions on the Issuer and such Affiliate and also state that the assets of the Issuer are not available to pay creditors of the Affiliate.

(x) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in the Limited Partnership Agreement and in the Transaction Documents.

(b) The General Partner shall:

(i) Maintain its own deposit and other account or accounts, separate from those of any Affiliate. The funds of the General Partner will not be diverted to any other Person or for other than the use of the General Partner, and, except as may be expressly permitted by this Indenture or the other Transaction Documents, the funds of the General Partner shall not be commingled with those of any Affiliate of the General Partner.

(ii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii) Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. Except as otherwise contemplated by the Transaction Documents, all material transactions between the General Partner and any of its Affiliates shall be only on an arm's-length basis.

(iv) Maintain an office and a telephone number separate from those of each of its members and Affiliates other than Affiliates that are bankruptcy remote entities. To the extent that the General Partner and any of its members or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(v) Ensure that decisions with respect to its business and daily operations shall be independently made by the General Partner and shall not be dictated by any Affiliate of the General Partner.

(vi) Act solely in its own name and through its own authorized officers and agents. The General Partner shall at all times use its own stationery.

(vii) Other than organizational expenses and as contemplated by the Transaction Documents, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(viii) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any Affiliate nor make any loans to any Person.

(ix) Ensure that any financial reports required by it shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions on the General Partner and such Affiliate and also state that the assets of the General Partner are not available to pay creditors of the Affiliate.

(x) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in the Limited Liability Company Agreement and in the Transaction Documents.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures.

(a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) without the consent of any Noteholder (x) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture; provided, such action pursuant to this clause (i) shall not adversely affect the interests of the Noteholders in any respect; or

(y)
to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 7.9 hereof; or

(z)
to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (2) shall not adversely affect the interests of any of the Holders of Notes.

(b) Reserved.

(c) The Indenture Trustee shall promptly deliver, at least five (5) Business Days prior to the effectiveness thereof, to each Noteholder and the Rating Agency, a copy of any supplemental indenture entered into pursuant to this Section 9.1(a).

Section 9.2 Supplemental Indentures with Consent of Noteholders.

(a) With the consent of Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes then Outstanding and by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may, pursuant to an Issuer Order, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

(i) change the Stated Maturity of any Note or the due date of any installment of principal or any installment of interest on any Note, or the amount of principal payments or interest payments due or to become due on any Payment Date with respect to any Note, or change the priority of payment thereof as set forth herein, or reduce the principal amount thereof or the Note Rate thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity; or

(ii) reduce the required percentage of the Outstanding Note Balance or Adjusted Note Balance, that must be repeated by the Noteholders voting on whether to approve any supplemental indenture or to waive compliance with provisions of this Indenture or Events of Default and their consequences; or

(iii) modify any of the provisions of this Section 9.2 or Section 6.13 hereof except to increase any percentage of Noteholders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(iv) modify or alter the provisions of the proviso to the definition of the term “Outstanding”; or

(v) permit the creation of any lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the Lien of this Indenture.

(b) The Indenture Trustee shall promptly deliver, at least five (5) Business Days prior to the effectiveness thereof to each Noteholder and the Rating Agency, a copy of any supplemental indenture entered into pursuant to Section 9.2(a) above.

Section 9.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture (a) pursuant to Section 9.1 of this Indenture or (b) pursuant to Section 9.2 of this Indenture without the consent of each Holder of the Notes to the execution of the same, or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be, fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Indenture Trustee’s own rights, duties, obligations, or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. New Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

Section 10.1 Optional Redemption; Election to Redeem.

The Servicer shall have the option to redeem not less than all of the Notes and thereby cause the early repayment of the Notes on any date after the Optional Redemption Date by payment of an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid pursuant to Section 6.6(b) hereof (unless amounts in the Trust Accounts are sufficient to make such payments).

Section 10.2 Notice to Indenture Trustee.

The Servicer shall give written notice of its intention to redeem the Notes to the Indenture Trustee at least fifteen (15) days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Indenture Trustee).

Section 10.3 Notice of Redemption by the Servicer.

Notices of redemption shall be given by the Servicer by first class mail, postage prepaid, mailed not less than fifteen (15) days prior to the Redemption Date to each Noteholder, at the address listed in the Note Register and to the Rating Agency. All notices of redemption shall state (a) the Redemption Date, (b) the Redemption Price, (c) that on the Redemption Date, the Redemption Price will become due and payable in respect of each Note, and that interest thereon shall cease to accrue if payment is made on the Redemption Date and (d) the office of the Indenture Trustee where the Notes are to be surrendered for payment of the Redemption Price. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

Section 10.4 Deposit of Redemption Price.

On or before the Business Day immediately preceding the Redemption Date, the Servicer shall deposit with the Indenture Trustee an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid hereunder (less any portion of such payment to be made from funds held in any of the Trust Accounts).

Section 10.5 Notes Payable on Redemption Date.

Notice of redemption having been given as provided in Section 10.3 hereof and deposit of the Redemption Price with the Indenture Trustee having been made as provided in Section 10.4 hereof, the Notes shall on the Redemption Date, become due and payable at the Redemption Price, and, on such Redemption Date, such Notes shall cease to accrue interest. The Indenture Trustee shall apply all available funds in accordance with Section 6.6(b) hereof and the Noteholders shall be paid the Redemption Price by the Indenture Trustee on behalf of the Servicer upon presentment and surrender of their Notes at the office of the Indenture Trustee. If the Servicer shall have failed to deposit the Redemption Price with the Indenture Trustee, the principal and interest with respect to each Class of Notes shall, until paid, continue to accrue interest at their respective Note Rates. The Servicer’s failure to deposit the Redemption Price shall not constitute an Event of Default hereunder.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.1 Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of, and at the expense of, the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(A)
all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 8.3(c) hereof) have been delivered to the Indenture Trustee for cancellation; or

(B)
the final installments of principal on all such Notes not theretofore delivered to the Indenture Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity, as applicable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity thereof;

(ii) the Issuer and the Servicer have paid or caused to be paid all other sums payable hereunder by the Issuer and the Servicer for the benefit of the Noteholders and the Indenture Trustee; and

(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

At such time, the Indenture Trustee shall deliver to the Issuer all cash, securities and other property held by it as part of the Collateral other than funds deposited with the Indenture Trustee pursuant to Section 11.1(a)(i) above, for the payment and discharge of the Notes.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 7.6 hereof and, if money shall have been deposited with the Indenture Trustee pursuant to Section 11.1(a)(i) above, the obligations of the Indenture Trustee under Sections 11.2 and 8.3(c) hereof shall survive.

Section 11.2 Application of Trust Money; Repayment of Money Held by Paying Agent.

Subject to the provisions of Section 8.3(c) hereof, all money deposited with the Indenture Trustee pursuant to Sections 11.1 and 8.3 hereof shall be held in trust and applied by the Indenture Trustee in accordance with the provisions of the Notes, this Indenture and the Trust Agreement, to the payment, either directly or through a Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

In connection with the satisfaction and discharge of this Indenture, all moneys than held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to the Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.2 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 11.3 Trust Termination Date.

Upon the full application of (a) moneys deposited pursuant to this Article 11 or (b) proceeds of the Timeshare Loans pursuant to Sections 3.4 or 6.6 hereof, and all Liens granted hereunder shall be released.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 12.1 Representations, Warranties and Covenants of the Issuer.

The Issuer represents and warrants to, and covenants with, the Indenture Trustee, the Servicer, the Backup Servicer and the Noteholders as of the Closing Date, as follows:

(a) Organization and Good Standing. The Issuer has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Indenture and the other Transaction Documents and to perform the transactions contemplated hereby and thereby;

(b) Binding Obligation. This Indenture and the other Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Issuer and this Indenture and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity;

(c) No Consents Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Issuer of this Indenture or any of the other Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Noteholders of any of their rights or remedies thereunder which have not been duly obtained;

(d) No Violation. The consummation of the transaction contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Issuer, or any indenture, agreement or other instrument to which the Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture);

(e) No Proceedings. There is no pending or, to the Issuer’s Knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Issuer, its officers or directors, or the property of the Issuer, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, or (iii) seeking any determination or ruling that would be reasonably expected to materially and adversely affect (A) the performance by the Issuer of this Indenture or any of the other Transaction Documents or the interests of the Noteholders, (B) the validity or enforceability of this Indenture or any of the other Transaction Documents, or (C) the Intended Tax Characterization;

(f) Issuer Not Insolvent. The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Indenture and each of the other Transaction Documents;

(g) Name. The legal name of the Issuer is as set forth in the signature page of this Indenture and the Issuer does not have any tradenames, fictitious names, assumed names or “doing business as” names;

(h) Reportable Transactions. The Issuer hereby represents and warrants that, after consultation with its tax advisors, it is unaware of the presence of factors in the transaction that would cause the transaction contemplated by this Indenture and the other Transaction Documents to constitute a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4(b); and

(i) Performance. The Issuer will perform all of its obligations under this Indenture and the other Transaction Documents in accordance with its terms and will enforce its rights thereunder.

Section 12.2 Representations and Warranties of the Servicer.

The initial Servicer hereby represents and warrants to the Indenture Trustee, the Issuer, the Backup Servicer and the Noteholders, as of the Closing Date, the following:

(a) Organization and Authority. The Servicer:

(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

(ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

(iii) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Servicer activities or its ability to perform its obligations under the Transaction Documents.

(b) Place of Business. The address of the principal place of business and chief executive office of the Servicer is 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 and there have been no other such locations during the immediately preceding four months.

(c) Compliance with Other Instruments, etc. The Servicer is not in violation of any term of its certificate of incorporation or by-laws. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the organizational documents of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound where such conflict would have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Servicer.

(d) Compliance with Law. The Servicer is in material compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The internal policies and procedures employed by the Servicer are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e) Pending Litigation or Other Proceedings. Except as specified in “RISK FACTORS” in the Offering Circular, there is no pending or, to the best of the Servicer’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer or (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Agreement or any other documents or transactions contemplated under this Agreement, including, without limitation, its ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f) Taxes. The Servicer has filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(g) Binding Obligation. This Indenture and the other Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Servicer and this Indenture and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity.

(h) Securities Laws. The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i) Proceedings. The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j) Defaults. The Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which default would have a material adverse effect on the transactions contemplated hereunder; and to the Servicer’s Knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k) Insolvency. The Servicer is solvent. Prior to the date hereof, the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital. In addition, the Servicer has not incurred debts that would be beyond the Servicer’s ability to pay as such debts matured.

(l) No Consents. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party. The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.

(m) Reserved.

(n) Information. No document, certificate or report furnished by the Servicer, in writing, pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Servicer as of the Closing Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Agreement, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(o) Reserved.

(p) ACH Form. The Servicer has delivered a form of the ACH Form attached to the Transfer Agreement to the Backup Servicer for its review.

Section 12.3 Representations and Warranties of the Indenture Trustee.

The Indenture Trustee hereby represents and warrants to the Servicer, the Issuer, the Backup Servicer and the Noteholders as of the Closing Date, the following:

(a) The Indenture Trustee is a national banking association duly organized,

validly existing and in good standing under the laws of the United States.

(b) The execution and delivery of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party by the Indenture Trustee, will not violate the Indenture Trustee’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c) Except to the extent that the laws of certain jurisdictions in which any part of the Collateral may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated herein, the Indenture Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.

(d) This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) The Indenture Trustee is not in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.

(f) No litigation is pending or, to the best of the Indenture Trustee’s knowledge, threatened against the Indenture Trustee that, if determined adversely to the Indenture Trustee, would prohibit the Indenture Trustee from entering into any Transaction Document to which it is a party or, in the Indenture Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.

(g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Indenture Trustee of or compliance by the Indenture Trustee with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction

Documents has been obtained and is effective.

Section 12.4 Multiple Roles.

The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the multiple roles of Indenture Trustee, the Paying Agent, the successor Servicer, the Backup Servicer and the Custodian. Wells Fargo Bank, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto, except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank, National Association.

Section 12.5 Representations, Warranties and Covenants of the General Partner.

The General Partner represents and warrants to, and covenants with, the Indenture Trustee, the Servicer, the Backup Servicer and the Noteholders as of the Closing Date, as follows:

(a) Organization and Good Standing. The General Partner has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Indenture and the other Transaction Documents and to perform the transactions contemplated hereby and thereby;

(b) Binding Obligation. This Indenture and the other Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the General Partner and this Indenture and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the General Partner enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity;

(c) No Consents Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the General Partner of this Indenture or any of the other Transaction Documents or for the perfection of or the exercise by the Indenture Trustee or the Noteholders of any of their rights or remedies thereunder which have not been duly obtained;

(d) No Violation. The consummation of the transaction contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the General Partner, or any indenture, agreement or other instrument to which the General Partner is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument;

(e) No Proceedings. There is no pending or, to the General Partner’s Knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the General Partner, its officers or directors, or the property of the General Partner, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, or (iii) seeking any determination or ruling that would be reasonably expected to materially and adversely affect (A) the performance by the General Partner of this Indenture or any of the other Transaction Documents or the interests of the Noteholders, (B) the validity or enforceability of this Indenture or any of the other Transaction Documents, or (C) the Intended Tax Characterization;

(f) General Partner Not Insolvent. The General Partner is solvent and will not become insolvent after giving effect to the transactions contemplated by this Indenture and each of the other Transaction Documents;

(g) Name. The legal name of the General Partner is as set forth in the signature page of this Indenture and the General Partner does not have any tradenames, fictitious names, assumed names or “doing business as” names;

(h) Reportable Transactions. The General Partner hereby represents and warrants that, after consultation with its tax advisors, it is unaware of the presence of factors in the transaction that would cause the transaction contemplated by this Indenture and the other Transaction Documents to constitute a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4(b); and

(i) Performance. The General Partner will perform all of its obligations under this Indenture and the other Transaction Documents in accordance with its terms and will enforce its rights thereunder.

Section 12.6 [Reserved].

Section 12.7 Representations and Warranties of the Backup Servicer.

The Backup Servicer hereby represents and warrants to the Indenture Trustee, the Issuer, the Servicer and the Noteholders, as of the Closing Date, the following:

(a) The Backup Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b) The execution and delivery of this Indenture and the other Transaction Documents to which the Backup Servicer is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Backup Servicer is a party by the Backup Servicer, will not violate the Backup Servicer’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c) The Backup Servicer has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents to which it is a party, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.

(d) This Indenture and the other Transaction Documents to which it is a party, assuming due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligations of the Backup Servicer, enforceable against the Backup Servicer in accordance with the terms hereof and thereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) The Backup Servicer is not in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Backup Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Backup Servicer to perform its obligations under any Transaction Document to which it is a party.

(f) No litigation is pending or, to the best of the Backup Servicer’s knowledge, threatened against the Backup Servicer that, if determined adversely to the Backup Servicer, would prohibit the Backup Servicer from entering into any Transaction Document to which it is a party or, in the Backup Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Backup Servicer to perform its obligations under any Transaction Document to which it is a party.

(g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Backup Servicer of or compliance by the Backup Servicer with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Issuer (or any other obligor in respect of the Notes) to the Indenture Trustee to take any action under this Indenture, the Issuer (or such other obligor) shall furnish to the Indenture Trustee:

(a) an Officer’s Certificate (which shall include the statements set forth in Section 13.2 hereof) stating that all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) at the request of the Indenture Trustee, an Opinion of Counsel (which shall include the statements set forth in Section 13.2 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.2 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.3 Notices.

(a) All communications, instructions, directions and notices to the parties thereto shall be (i) in writing (which may be by telecopy, followed by delivery of original documentation within one Business Day), (ii) effective when received and (iii) delivered or mailed first class mail, postage prepaid to it at the following address:

If to the Issuer:

Silverleaf Finance V, L.P.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
Attention: Harry J. White, Chief Financial Officer
Telecopier No.: (214) 631-4981

with a copy to:

Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P.
901 Main Street, Suite 3700
Dallas, Texas 75202
Attention: David N. Reed, Esq.
Telecopier No.: (214) 747-3732

If to the Servicer:

Silverleaf Resorts, Inc.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
Attention: Robert E. Mead, Chief Executive Officer
Telecopier No.: (214) 905-0514

with a copy to:

Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P.
901 Main Street, Suite 3700
Dallas, Texas 75202
Attention: David N. Reed, Esq.
Telecopier No.: (214) 747-3732

If to the Indenture Trustee, Paying Agent and Backup Servicer:

Wells Fargo Bank, National Association
Sixth and Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services/Asset-Backed Administration
Facsimile Number: (612) 667-3464
Telephone Number: (612) 667-8058

If to the Custodian:

Wells Fargo Bank, National Association
751 Kasota Avenue
MAC N9329-011
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services/Securities Vault
Facsimile Number: (612) 667-1080

If to the Rating Agency:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10004
Attention: Residential Mortgage Pass-Through Surveillance Group

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b) All communications and notices described hereunder to a Noteholder shall be in writing and delivered or mailed first class mail, postage prepaid or overnight courier at the address shown in the Note Register. The Indenture Trustee agrees to deliver or mail to each Noteholder upon receipt, all notices and reports that the Indenture Trustee may receive hereunder and under any Transaction Documents. Unless otherwise provided herein, the Indenture Trustee may consent to any requests received under such documents or, at its option, follow the directions of Holders representing at least 66-2/3% of the Adjusted Note Balance of each Class of Notes within 30 days after prior written notice to the Noteholders. All notices to Noteholders (or any Class thereof) shall be sent simultaneously. Expenses for such communications and notices shall be borne by the Servicer.

Section 13.4 No Proceedings.

The Noteholders, the Servicer, the Indenture Trustee, the Custodian, and the Backup Servicer each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Issuer or the Collateral any proceeding of the type referred to in Sections 6.1(d) and (e) hereof, so long as there shall not have elapsed one year plus one day after payment in full of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SILVERLEAF FINANCE V, L.P.,

By:  SILVERLEAF FINANCE V, LLC,
its general partner

By:  /S/ HARRY J. WHITE, JR.
Name:  Harry J. White, Jr.
Title:  Vice President, Treasurer and Chief Financial Officer

SILVERLEAF FINANCE V, LLC

By:  /S/ HARRY J. WHITE, JR.
Name:  Harry J. White, Jr.
Title:  Vice President, Treasurer and Chief Financial Officer

SILVERLEAF RESORTS, INC.,
as Servicer

By:  /S/ HARRY J. WHITE, JR.
Name:  Harry J. White, Jr.
Title:  CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Backup Servicer

By:  /S/ CORY W. BRANDEN
Name:  Cory W. Branden
Title:  Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:  /S/ CORY W. BRANDEN
Name:  Cory W. Branden
Title:  Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Custodian

By:  /S/ CORY W. BRANDEN
Name:  Cory W. Branden
Title:  Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Account Intermediary

By:  /S/ CORY W. BRANDEN
Name:  Cory W. Branden
Title:  Vice President

[Signature Page to the Indenture]

List of Schedules and Exhibits to Agreement Not Filed Herewith:

Exhibit A: Form of Notes
Exhibit B: Form of Investor Representation Letter - Rule 144A
Exhibit C: Reserved
Exhibit D: Form of Monthly Servicer Report
Exhibit E: Servicing Officer’s Certificate
Exhibit F: Reserved
Exhibit G: Form of ROAP Waiver Letter
Exhibit H: List of Silverleaf Executive Management
Exhibit I: Form of Investor Representation Letter - Regulation S
Exhibit J: Form of Transferor Certification - Rule 144A Global Note to Temporary Regulation S Global Note
Exhibit K: Form of Transferor Certification - Rule 144A Global Note to Regulation S Global Note
Exhibit L: Form of Transferor Certification - Regulation S Global Note to Rule 144A Global Note
Exhibit M: Form of Class G Note Investor Representation Letter
Annex A: Standard Definitions
Schedule I--Schedule of Timeshare Loans